UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Exchange Act of 1934 (Amendment No.  )
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Harvest Natural Resources, Inc.

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PROXY STATEMENT
HARVEST NATURAL RESOURCES, INC.
1177 Enclave Parkway, Suite 300
Houston, Texas 77077
(281) 899-5700
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	10:00 a.m., Central Daylight Time, Thursday, May 20, 2010

PLACE	Harvest Natural Resources, Inc. 1177 Enclave Parkway Suite 300 Houston, Texas 77077

ITEMS OF BUSINESS	(1) To elect seven directors;
(2) To ratify the appointment of PricewaterhouseCoopers LLP, independent registered public accounting firm, as our auditors for fiscal year 2010;
(3) To approve the Harvest Natural Resources 2010 Long Term Incentive Plan; and
(4) To consider such other business as may properly come before the meeting.

RECORD DATE	You are entitled to vote if you were a stockholder at the close of business on Wednesday, March 31, 2010.

VOTING BY PROXY	Please submit the proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy (1) over the internet, (2) by telephone or (3) by mail. For specific instructions, please refer to the Questions and Information beginning on 46 page of this proxy statement and the instructions on the proxy card.

STOCKHOLDER LISTING	A list of our stockholders as of March 31, 2010, will be available for inspection by our stockholders at the Company’s headquarters, 1177 Enclave Parkway, Suite 300, Houston, Texas 77077, during the ten days immediately preceding the date of the Annual Meeting.

By Order of the Board of Directors

James A. Edmiston
President and Chief Executive Officer

This proxy statement and accompanying proxy card are being distributed on or about April 15, 2010.

2010 ANNUAL MEETING OF STOCKHOLDERS
NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

PROXY STATEMENT
          The Board of Directors (the “Board”) of Harvest Natural Resources, Inc. (“Harvest” or the “Company”) is providing these proxy materials to you in connection with our annual meeting of stockholders, which will take place on May 20, 2010, and soliciting your proxy with respect to the meeting. You are invited to attend the meeting and are requested to vote on the proposals described in this proxy statement.
          The information included in this proxy statement relates to the proposals to be voted on at the meeting, the voting process, corporate governance, our Board and its committees, information on the compensation of directors, a discussion and analysis of our compensation program for our executives, information on the compensation paid to our named executive officers and certain other required information. Our 2009 Annual Report to Stockholders is being mailed to you simultaneously with this proxy statement.
          There are three proposals scheduled to be voted on at the meeting:
•	The election of seven directors,

•	The ratification of the appointment of our independent registered public accounting firm, and

•	The approval of the Harvest Natural Resources 2010 Long Term Incentive Plan.
CORPORATE GOVERNANCE
          Corporate governance is part of our culture and a guiding principle in our behavior. The Board has adopted Guidelines for Corporate Governance which require that independent directors comprise a majority of the Board and that the Chairman of the Board be elected from the independent directors. In addition, the Guidelines for Corporate Governance require that each standing committee of the Board be comprised solely of independent directors. Other matters included in the Guidelines for Corporate Governance are Board and director responsibilities, director qualifications, operation of the Board, director compensation, the operation and responsibilities of Board committees and management responsibilities.
          The Board has also adopted a Code of Business Conduct and Ethics which applies to all of our directors, officers and employees. The Board last amended the Code of Business Conduct and Ethics in December 2006. The Board reviewed the Code of Business Conduct and Ethics in December 2009 and made no changes. The Board has not granted any waivers to the Code of Business Conduct and Ethics.
          The Guidelines for Corporate Governance, the Code of Business Conduct and Ethics and the charters of all the Board committees are accessible on our website under the Corporate Governance section at http://www.harvestnr.com. Any amendments to or waivers of the Code of Conduct and Business Ethics will also be posted on our website.
Board of Directors
General
          Our Board is comprised of seven members.
          During 2009, the Board held ten regularly scheduled and special meetings. None of our directors attended fewer than 100% of aggregate number of the meetings of the Committees on which he serves. The average attendance in 2009 of all directors at Board and Committee meetings was over 97%.
          The non-management directors of the Board meet in regularly scheduled executive sessions without a member of Company management present. The presiding director at all of these meetings is our Chairman of the Board. Each year the Board conducts a self evaluation as a means to determine its effectiveness.
Leadership Structure
          As prescribed by our Bylaws, the Chairman of the Board has the power to preside over all meetings of the Board. Our Board has selected Mr. Stephen D. Chesebro’ to serve as Chairman of the Board. Mr. Chesebro’ has served in this capacity since 2001. The Board has determined that this structure is appropriate for the Company as it allows our CEO to focus on his position as an advocate for management’s perspective with regard to the Company’s goals while ensuring that the Board, and therefore the Company, is steered by an objective, independent guide. Additionally, the Board believes that this structure fosters dialogue and debate among the directors.
Risk Oversight
          The Board considers oversight of the Company’s risk management efforts to be a responsibility of the entire Board. The Board’s role in risk oversight includes receiving regular reports from members of senior management on areas of material risk to the Company or to the success of a particular project or endeavor under consideration, including operational, financial, legal and regulatory, strategic, political and reputational risks. The full Board (or the appropriate committee, in the case of risks that are under the purview of a particular committee) receives these reports from the appropriate members of management to enable the Board (or committee) to understand the Company’s risk identification, risk management, and risk mitigation strategies. Following its discussion of these reports, the Board may offer guidance and suggestions to management, but generally will defer to management to implement any risk mitigation strategies. When a report is vetted at the committee level, the chairperson of that committee subsequently reports on the matter to the full Board. This enables the Board and its committees to coordinate the Board’s risk oversight role.
          Part of the Audit Committee’s responsibilities, as set forth in its charter, is to discuss with management the major financial risk exposures faced by the Company and the steps management has taken to monitor and control those exposures, including the Company’s risk assessment and risk management policies. In this regard, management identifies for the Audit Committee the material business risks for the Company, and identifies the Company’s internal controls that respond to and mitigate those risks. The Company’s management regularly evaluates these controls, and the Audit Committee is provided regular updates regarding the effectiveness of the controls. The Audit Committee regularly reports to the full Board.
Director Independence
          Of our seven directors standing for re-election, six have been affirmatively determined by the Board to be independent, including our non-executive Chairman of the Board. The directors our Board have determined to be independent are Stephen D. Chesebro’, Dr. Igor Effimoff, H. H. Hardee, Robert E. Irelan, Patrick M. Murray and J. Michael Stinson. The Board’s determination of independence is based upon the standards set forth in its Guidelines for Corporate Governance which may be found under the Corporate Governance section on our website at http://www.harvestnr.com. The Guidelines for Corporate Governance include the New York Stock Exchange independence standards. In making its determination of independence, the Board took into account responses of the directors to questions concerning their employment history, compensation, affiliations and family and other relationships.
Communications with the Board
          Stockholders and other individuals may contact our Chairman of the Board, or other independent non-management directors, individually or as a group, for any reason, including to make complaints regarding our accounting, internal accounting controls or auditing matters. The Board may be contacted by mail at our principal executive offices or at our website through an e-mail link under the Corporate Governance section at http://www.harvestnr.com. All of the independent directors have approved a process for collecting, organizing and relaying stockholder communications.
Attendance at Annual Meeting of Stockholders
          It is the policy of the Board that, to the extent possible, all directors attend the annual meeting of stockholders. All directors on the Board at the time of the 2009 Annual Meeting of the Stockholders attended the meeting.
Board Committees
          The Board has three standing committees: (1) Audit, (2) Human Resources and (3) Nominating and Corporate Governance. The membership at the conclusion of 2009 and the function of each committee are described below.

Nominating
and
		Human	Corporate
Name of Director	Audit	Resources	Governance
Stephen D. Chesebro’			X
James A. Edmiston
Igor Effimoff	X	X
H. H. Hardee	X	X
Robert E. Irelan		X	X
Patrick M. Murray	X		X
J. Michael Stinson	X	X

Number of Meetings in 2009	9	6	5

X = Committee member
The Audit Committee
     The Audit Committee assists the Board in oversight of:
•	our accounting and financial reporting policies and practices;

•	the integrity of our financial statements;

•	the independent registered public accounting firm’s qualifications, independence and objectivity;

•	the performance of our internal audit function and our independent registered public accounting firm; and

•	our compliance with legal and regulatory requirements.
          The Audit Committee acts as a liaison between our independent registered public accounting firm and the Board, and it has the sole authority to appoint or replace the independent registered public accounting firm and to approve any non-audit relationship with the independent registered public accounting firm. Our internal auditor and the independent registered public accounting firm report directly to the Audit Committee.
          Our Audit Committee has established procedures for our employees or consultants to make a confidential, anonymous complaint or raise a concern over accounting, internal accounting controls or auditing matters concerning us or any of our companies and is responsible for the proper implementation of such procedures. The Audit Committee is also responsible for understanding and assessing our processes and policies for communications with stockholders, institutional investors, analysts and brokers.
          The Audit Committee has access to our records and employees, and has the sole authority to retain independent legal, accounting or other advisors for committee matters. We will provide appropriate funding for the payment of the independent registered public accounting firm and any advisors employed by the Audit Committee.
          The Audit Committee makes regular reports to the Board. Each year the Audit Committee assesses the adequacy of its charter and conducts a self-assessment review to determine its effectiveness.
          The Board has determined that each member of the Audit Committee meets the independence standards of the Securities and Exchange Commission’s (“SEC”) requirements, the rules of the New York Stock Exchange and the Company Guidelines for Corporate Governance. No member of the Audit Committee serves on the audit committee of more than three public companies. The Board has further determined that each member of the Audit Committee is financially literate and that Mr. Murray qualifies as an audit committee financial expert, as defined in Item 407(d)(5) of SEC Regulation S-K. Information on the relevant experience of Mr. Murray is set forth in the discussion below under Proposal No. 1.

          The Audit Committee operates pursuant to a written charter. The charter is accessible in the Corporate Governance section of our website (http://www.harvestnr.com).
The Human Resources Committee
     The primary responsibilities of the Human Resources Committee are to:
•	annually review the performance of the Chief Executive Officer (“CEO”) and make recommendations to the Board on all elements of his compensation;

•	annually review the compensation of the Board and make recommendations to the Board on compensation;

•	review and assess succession and business continuity planning;

•	establish and recommend to the Board all elements of executive compensation;

•	make recommendations to the Board with respect to incentive and equity compensation plans;

•	review and monitor overall compensation and benefit plans, and human resources policies and procedures; and

•	review and discuss with management the compensation discussion and analysis in our proxy statement.
          The Human Resources Committee has the sole authority to retain a consulting firm to assist and advise on committee matters, including the evaluation of director, CEO, officer and employee compensation. In December 2006, the Human Resources Committee retained Stone Partners as its consulting firm on executive and director compensation. In 2008, Stone Partners completed an extensive review of our compensation program with a focus on 1) determining an appropriate benchmarking approach and defining our peer group and 2) aligning our compensation philosophy with our unique strategic business objectives, particularly with respect to long-term incentives.
          Executive and director compensation is reviewed at least annually by the Human Resources Committee. The Human Resources Committee makes all decisions regarding the compensation of our executive officers, including base salary, performance-based incentive awards and long-term incentive stock awards. Those decisions are submitted to the Board for approval. The Human Resources Committee also makes all decisions on director compensation and submits those decisions to the Board for approval. The compensation consultant to the Human Resources Committee makes recommendations as to the form and amount of executive and director compensation. Our CEO makes separate recommendations to the Human Resources Committee on the form and amount of executive compensation for other executive officers. See the “Compensation Discussion and Analysis” section of this Proxy Statement for information regarding the Human Resources Committee’s processes and procedures for considering and determining executive compensation.
          Each year the Human Resources Committee assesses the adequacy of its charter and conducts a self-assessment review to determine its effectiveness.
          The Board has determined that each member of the Human Resources Committee meets the independence requirements of the rules of the New York Stock Exchange and the Company Guidelines for Corporate Governance.
          The Human Resources Committee operates pursuant to a written charter. The charter is accessible in the Corporate Governance section of our website (http://www.harvestnr.com).
Human Resources Committee Interlocks and Insider Participation
          None of the members of the Board’s Human Resources Committee is or has been an officer or employee of the Company or has a relationship requiring disclosure under Item 404(a) of Regulation S-K. No executive officer of the Company serves on the compensation committee or serves as a director of another entity where an executive officer of that entity also serves on the Human Resources Committee or on the Board.
The Nominating and Corporate Governance Committee
     The primary responsibilities of the Nominating and Corporate Governance Committee are to:
•	develop the criteria and procedures for the identification and recruitment of candidates for election to serve as directors who will promote the best interest of the stockholders;

•	review qualifications and recommend director candidates to the Board, including those recommended by our stockholders, to be nominated for election by the stockholders or to fill any vacancy;

•	recommend directors to serve on and chair Board committees;

•	evaluate annually the performance of the Board; and

•	develop and recommend guidelines for corporate governance and a code of business conduct and ethics applicable to all of our directors, officers and employees.
          Each year the Nominating and Corporate Governance Committee assesses the adequacy of its charter and conducts a self-assessment review to determine its effectiveness.
          The Board has determined that each member of the Nominating and Corporate Governance Committee meets the independence requirements of the rules of the New York Stock Exchange and the Company Guidelines for Corporate Governance.
          The Nominating and Corporate Governance Committee operates pursuant to a written charter. The charter is accessible in the Corporate Governance section of our website (http://www.harvestnr.com).
          The Nominating and Corporate Governance Committee will consider nominations for director proposed by our stockholders if such nominations are submitted within the time limits and in the manner prescribed by applicable rule, law and the Company Bylaws. To be timely, a stockholder’s nomination for director must be delivered to or mailed and received by the Secretary of the Company at our principal executive offices, not less than 90 days prior to the anniversary date of the immediately preceding annual meeting (which, for the 2011 annual meeting, would be no later than February 20, 2011). A stockholder’s nomination of a director to the Secretary shall (a) identify the nominee or nominees and provide a brief description of their business experience and background, (b) the name and address of the stockholder as they appear on our books, (c) the class and number of shares which are beneficially owned by such stockholder, (d) any material relationship between the nominee(s) and the stockholder and the Company, and (e) contact information of the nominee(s) for follow-up information requests by the Board. In addition, if the stockholder’s ownership of our shares, as set forth in the notice, is solely beneficial, documentary evidence of such ownership must accompany the notice. Please see page 48 for additional information on submitting stockholder proposals.
          Under the Board’s Guidelines for Corporate Governance, at least a majority of our directors must be independent, and individuals who are more than seventy-two years old or serve on the board of more than three other publicly-held companies are not eligible to serve on the Board.
          The Nominating and Corporate Governance Committee is responsible for assessing the appropriate mix of skills and characteristics required of members of the Board. Factors the Nominating and Corporate Governance Committee shall consider in identifying and evaluating director nominees include:
•	High personal and professional ethics, integrity and values;

•	Collective breadth of experience in matters such as:
•	international operations,

•	the energy business,

•	board membership,

•	service as the chief executive or operating officer in a publicly-held company, and

•	auditing, accounting, finance or banking;
•	Independence in fact and intellectually;

•	An interest and the availability of time to be involved with the Company and employees over a sustained period; and

•	The ability and willingness to objectively appraise management and Board performance in the interests of the stockholders.
          In considering these factors, no distinction is drawn between nominees recruited by or for the Board and nominees recommended by stockholders.
          The Nominating and Corporate Governance Committee is responsible for periodically reviewing the size, composition and organization of the Board and recommending to the Board policies, changes and other action it deems advisable. During 2009, the Nominating and Corporate Governance Committee considered adding additional Board members, but determined not to do so.
Director Compensation
          Our philosophy in determining director compensation is to align compensation with the long-term interests of the stockholders, adequately compensate the directors for their time and effort, and establish an overall compensation package that will attract and retain qualified directors. In determining overall director compensation, we seek to strike the right balance between the cash and stock components of director compensation. The Board’s policy is that the directors should hold equity ownership in the Company and that a portion of the director fees should consist of Company equity in the form of restricted stock and stock grants. The Board also believes that directors should develop a meaningful equity position over time and has adopted stock retention guidelines applicable to all directors. These guidelines state directors must retain (i) at least 50% of the shares of restricted stock granted to them for at least three years after the restriction lapses and (ii) at least 50% of the net shares of stock received through the exercise of an option or stock appreciation right must be retained by a director for at least three years after the exercise date.
          Our retainer and meeting fee schedule remained the same in 2009 as it was in 2008 and 2007. Each non-employee director of the Company received cash compensation as follows:
•	An annual Board retainer of $40,000, plus travel and related expenses;

•	A meeting fee of $1,500 for each board or committee meeting attended;

•	An annual committee retainer of $20,000 for serving as committee chair of the Audit Committee, $15,000 for serving as committee chair of the Human Resources Committee, and $10,000 for serving as committee chair of the Nominating and Corporate Governance Committee; and

•	A fee of $1,500 per day for attending business meetings on our behalf in the member’s capacity as a director that requires out of town travel or a substantial commitment of time.
          Our director compensation includes additional compensation for the non-executive Chairman of the Board in recognition of the significant added responsibilities and time commitments of that position. In addition to his compensation as a director, he receives a retainer of $120,000 a year; this 2009 retainer remained the same as the retainer in 2008.
          Under the Harvest Natural Resources 2004 Long Term Incentive Plan, directors are eligible to receive restricted stock, stock options and SAR grants. In June 2009, the Board approved a restricted stock award of 10,000 shares for each director.

          The following table sets forth the cash and other compensation paid to the non-employee members of our Board of Directors in 2009.

						Change in Pension
						Value and
	Fees			Non-Equity		Nonqualified
	Earned			Incentive Plan		Deferred		All Other
	or Paid in	Stock	Option	Compensation		Compensation		Compensation
Name	Cash ($)	Awards ($)(1)	Awards ($)	($)		Earnings		($)			Total ($)
Stephen D. Chesebro’	$203,000	$46,000	$0	(N/A	)	(N/A	)	$	(N/A	)	$249,000
Igor Effimoff	85,000	46,000	0	(N/A	)	(N/A	)		(N/A	)	131,000
H. H. Hardee	103,000	46,000	0	(N/A	)	(N/A	)		(N/A	)	149,000
Robert E. Irelan	68,500	46,000	0	(N/A	)	(N/A	)		(N/A	)	114,500
Patrick M. Murray	97,500	46,000	0	(N/A	)	(N/A	)		(N/A	)	143,500
J. Michael Stinson	79,000	46,000	0	(N/A	)	(N/A	)		(N/A	)	125,000

Notes:

(1)	The market value of these stock awards is based on the closing price of the date of the grant, which was $4.60 on June 18, 2009.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
          There are seven nominees for election to our Board of Directors this year. Information regarding the business experience of each nominee is provided below. All directors are elected annually to serve until the next annual meeting and until their respective successors are elected.
          When considering whether directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Nominating and Corporate Governance Committee and the Board focused primarily on the information discussed in each of the directors’ individual biographies set forth below.
          In particular, with regard to Messrs. Chesebro’, Edmiston, Irelan and Stinson and Dr. Effimoff, the Nominating and Corporate Governance Committee considered their strong backgrounds in the oil and gas sector, believing that their individual experiences at management levels with large multinational corporations engaged in oil and gas exploration and production are invaluable in evaluating the performance of management and other aspects of the Company. The Nominating and Corporate Governance Committee considered Mr. Murray’s individual experiences at management levels with large multinational corporations engaged in oil and gas services as a valuable complement to the experiences of the other directors. Additionally, the Nominating and Corporate Governance Committee considered the engineering education and experiences of Messrs. Chesebro’, Edmiston, Stinson and Irelan and Dr. Effimoff important to understand the goals and challenges of the Company and to effectively advise the direction of the Company in the oil and gas industry. With respect to Messrs. Hardee and Murray, the Nominating and Corporate Governance Committee considered their significant experience, expertise and background with regard to financials and financial and accounting matters and business management. The Nominating and Corporate Governance Committee also considered the broad perspective brought by Mr. Hardee’s and Dr. Effimoff’s experiences in consulting to clients and, with respect to Messrs. Hardee and Murray, serving in directorships in many diverse industries. The Nominating and Corporate Governance Committee also considered the many years of experience with the Company and in the industry represented by Mr. Edmiston, our CEO. Additionally, with respect to Messrs. Chesebro’, Edmiston, Irelan, Murray and Stinson and Dr. Effimoff, the Nominating and Corporate Governance Committee considered their experience in international business vital to the Company’s global strategy. With respect to Mr. Stinson, the Nominating and Corporate Governance Committee believes that his experience in governmental relations on an international level provides valuable insight to assist management in establishing and maintaining their relationships with foreign governments, which is a primary focus of the Company.

          Our Board of Directors recommends a vote FOR the election to the Board of each of the following nominees.

Stephen D. Chesebro’ Appointed Director in October 2000 Age 68	Mr. Chesebro’ has served as the Chairman of the Board of Harvest Natural Resources, Inc. since 2001. From December 1998 until he retired in 1999, he served as President and Chief Executive Officer of PennzEnergy, the independent oil and gas exploration and production company that was formerly a business unit of Pennzoil Company. From February 1997 to December 1997, Mr. Chesebro’ served as Group Vice President — Oil and Gas and from December 1997 until December 1998 he served as President and Chief Operating Officer of Pennzoil Company, an integrated oil and gas company. From 1993 to 1996, Mr. Chesebro’ was Chairman and Chief Executive Officer of Tenneco Energy, a $4 billion global energy company. Tenneco Energy was part of Tenneco, Inc., a worldwide corporation that owned diversified holdings in six major industries. Mr. Chesebro’ is an advisory director to Preng & Associates, an executive search consulting firm. In 1964, Mr. Chesebro’ graduated from the Colorado School of Mines. He was awarded the school’s Distinguished Achievement Medal in 1991 and received his honorary doctorate from the institution in 1998. He currently serves on the school’s visiting committee for petroleum engineering, and is a member of the Colorado School of Mines Foundation Board of Governors. In 1994, Mr. Chesebro’ was the first American awarded the H. E. Jones London Medal by the Institution of Gas Engineers, a British professional association. Since December 2005, he has served as the President of the Chesebro’ Foundation, Inc., a private charitable foundation incorporated in Delaware.

James A. Edmiston Elected Director in May 2005 Age 50	Mr. Edmiston was elected President and Chief Executive Officer of Harvest Natural Resources, Inc. on October 1, 2005. He joined the Company as Executive Vice President and Chief Operating Officer on September 1, 2004. Prior to joining Harvest, Mr. Edmiston was with Conoco and ConocoPhillips for 22 years in various management positions including President, Dubai Petroleum Company (2002-2004), a ConocoPhillips affiliate company in the United Arab Emirates and General Manager, Petrozuata, C.A., in Puerto La Cruz, Venezuela (1999-2001). Prior to 1999, Mr. Edmiston also served as Vice President and General Manager of Conoco Russia and then as Asset Manager of Conoco’s South Texas Lobo Trend gas operations. Mr. Edmiston earned a Bachelor of Science degree in Petroleum Engineering from the Texas Tech University and a Masters of Business Administration from the Fuqua School of Business at Duke University. Mr. Edmiston was inducted into the Petroleum Engineering Academy and was recognized as a Distinguished Engineer by the Texas Tech College of Engineering in 2009. Mr. Edmiston is a Member of the Society of Petroleum Engineers.

Dr. Igor Effimoff Appointed Director in February 2008 Age 64	Dr. Igor Effimoff is founder and principal of a firm which provides upstream and midstream consulting services since 2005. From 2002 until 2005 he was Chief Operating Officer for Teton Petroleum Company. Between 1996 and 2001, he was President of Pennzoil Caspian Corporation, managing their interests in the Caspian Region. Between 1994 and 1996 he was the Chief Executive Officer of Larmag Energy, NV, a privately held Dutch oil and gas production company with its primary assets in the Caspian Sea. He has served in senior executive roles with Ashland Exploration Inc., Zilkha Energy Company and Kriti Exploration, Inc. Dr. Effimoff has authored numerous technical and business articles. He is a member of American Association of Petroleum Geology, the Society of Petroleum Engineers, the Society of Exploration Geophysicists and the Geological Society of America. He has a Doctorate in Geology from the University of Cincinnati and completed the Harvard Advanced Management Program.

H. H. Hardee Appointed Director in October 2000 Age 55	Mr. Hardee is a Senior Vice President—Financial Consultant with RBC Wealth Management, since 1994. From 1991 through 1994, Mr. Hardee was a Senior Vice President with Kidder Peabody. From 1977 through 1991, Mr. Hardee was a Senior Vice President at Rotan Mosle/Paine Webber Inc. During his tenure at RBC Wealth Management, he was in the top 1% of his peer group and has been a member of the Chairman’s Council since joining the firm. Mr. Hardee is a licensed investment advisor and has served in various board capacities including investment policy. Mr. Hardee was named as one of America’s best financial advisors for 2009 by Barron’s financial newspaper. He was awarded designation to Reuter’s Advice Point Top Advisors of 2008 and named to RBC Wealth Management Senior Portfolio Manager Group. He currently advises/manages over $400 million in assets. Mr. Hardee’s expertise is advising high net worth individuals and small to mid sized corporations. Mr. Hardee is a former director of the Bank of Almeda and Gamma Biologicals. He is also a former limited partner and advisory director of the Houston Rockets of the National Basketball Association. Mr. Hardee has a finance degree from the University of Texas McCombs School of Business. He holds an Accredited Wealth Management designation, as well as a certification of director education from the NACD Corporate Directors Institute.

Robert E. Irelan Appointed Director in February 2008 Age 63	Mr. Irelan has over 37 years of experience in the oil and gas industry. He retired from Occidental Petroleum as Executive Vice President of Worldwide Operations in April 2004, having started there in 1998. Prior to Occidental Petroleum, Mr. Irelan held various positions at Conoco, Inc., from 1967 until 1998. Upon his retirement he opened his own company, Naleri Investments LLC. He also partnered in several entrepreneurial ventures including Rapid Retail Solutions LLC, BISS Product Development LLC and All About Baby LLC. Mr. Irelan earned his Professional Engineering degree in Petroleum Engineering from Colorado School of Mines. He also has advanced studies in Mineral Economics. He was awarded the Distinguished Achievement Award from the school in 1998.

Patrick M. Murray Appointed Director in October 2000 Age 67	In 2007, Mr. Murray retired from Dresser, Inc. He had been the Chairman of the Board and Chief Executive Officer since 2004. Dresser, Inc. is an energy infrastructure and oilfield products and services company. From 2000 until becoming Chairman of the Board, Mr. Murray served as President and Chief Executive Officer of Dresser, Inc. Mr. Murray was President of Halliburton Company’s Dresser Equipment Group, Inc.; Vice President, Strategic Initiatives of Dresser Industries, Inc.; and Vice President, Operations of Dresser, Inc. from 1996 to 2000. Mr. Murray has also served as the President of Sperry-Sun Drilling Services from 1988 through 1996. Mr. Murray joined NL Industries in 1973 as a Systems Application Consultant and served in a variety of increasingly senior management positions. Mr. Murray currently serves on the board of Precision Drilling Corporation, a publicly held contract drilling company and Wellstream Holdings PLC, a manufacturer of flexible pipe. Mr. Murray is also on the board of the World Affairs Council of Dallas Fort Worth. He is on the board of advisors for the Maguire Energy Institute at the Edwin L. Cox School of Business, Southern Methodist University, and a member of the Board of Regents of Seton Hall University. Mr. Murray holds a B.S. degree in Accounting and a Master of Business Administration from Seton Hall University. He served for two years in the U.S. Army as a commissioned officer.

J. Michael Stinson Appointed Director in November 2005 Age 66	Since September 2006, Mr. Stinson has been Chairman of TORP Terminal LP, the U.S. unit of a Norwegian LNG technology company. From 2004 until November of 2009, he served as a director of Enventure Global Technology, Inc., an oil equipment company, most recently as the Chairman of their Audit and Finance Committee. From January 2005 until November 2007, he was Chairman of the Board of Paulsson Geophysical Services, Inc., a vertical seismic profiling technology company. From February through August 2004, Mr. Stinson served with the U.S. Department of Defense and the Coalition Provisional Authority as Senior Advisor to the Iraqi Ministry of Oil. From 1965 to 2003, Mr. Stinson was with Conoco and ConocoPhillips in a number of assignments in operations and management. His last position at ConocoPhillips was as Senior Vice President, Government Affairs in which he was responsible for government relations with particular emphasis on developing and facilitating international business development opportunities in various countries. Previous positions included Senior Vice President — Business Development, Vice President — Exploration and Production, Chairman and Managing Director of Conoco (UK) Limited, Vice President/General Manager of International Production for Europe, Africa and the Far East, and President and Managing Director of Conoco Norway, Inc. Mr. Stinson earned a Bachelor of Science degree in Industrial Engineering from Texas Tech University and a Masters of Business Administration from Arizona State University. He is a member of the Society of Petroleum Engineers, the American Association of Petroleum Geologists, and the Society of Exploration Geophysicists.

PROPOSAL NO. 2
RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2010.
          Our Board of Directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2010. If the appointment is not ratified, our Board of Directors will select another independent registered public accounting firm.

EQUITY COMPENSATION PLAN INFORMATION
          The following table and narrative presents additional information as of December 31, 2009 on equity compensation plans approved by security holders and equity compensation plans not approved by security holders.

Number of Securities
Remaining
	Number of		Available for
	Securities to be	Weighted	Future Issuance
	Issued upon	Average	Under Equity
	Exercise of	Exercise Price	Compensation
	Outstanding	Of Outstanding	Plans (Excluding
	Options, Warrants	Options, Warrants	Securities Reflected
PLAN CATEGORY	And Rights	And Rights	in Column (a))
	(a)	(b) (2)	(c)
Equity compensation plans approved by security holders	3,241,500	$9.63	11,348
Equity compensation plans not approved by security holders (1)	481,400	8.78	—

Total	3,722,900	$9.52	11,348

(1)	A description of our equity compensation plans is included in our Form 10-K filed March 16, 2010, Part IV, Item 15, Notes to the Consolidated Financial Statements, Note 5 — Stock Option and Stock Purchase Plans for. There were two compensation plans in effect that were NOT approved by security holders. First, the 1999 Stock Option Plan permits the granting of stock options to purchase up to 2,500,000 shares of our common stock in the form of ISOs, NQSOs or a combination of each, with exercise prices not less than the fair market value of the common stock on the date of the grant, subject to the dollar limitations imposed by the Internal Revenue Code. In the event of a change in control, all outstanding options become immediately exercisable to the extent permitted by the plan. Options granted to employees under the 1999 Stock Option Plan vest 50 percent after the first year and 25 percent after each of the following two years, or they vest ratably over a three-year period, from their dates of grant and expire ten years from grant date or three months after retirement, if earlier. All options granted to outside directors and consultants under the 1999 Stock Option Plan vest ratably over a three-year period from their dates of grant and expire ten years from grant date. Second, options were issued to new hire employees as employment inducement grants under a New York Stock Exchange (“NYSE”) exception. These options were granted in 2007 and 2008 between $10.07 and $12.63 and vest over three years. At December 31, 2009, a total of 360,000 options were issued and outstanding as inducement grants, which are included in the table above, and 136,666 of these options were exercisable. These are the only compensation plans in effect that were not approved by security holders.

(2)	This reflects the weighted average exercise of the stock options listed in column (a)
          In addition to the outstanding options listed above, there are a total of 503,835 shares of restricted stock awards that were granted under all plans that are outstanding as of December 31, 2009. Of these full value awards, 377,835 shares were granted under equity plans approved by security holders. 126,000 shares were awarded as inducement grants and not approved by security holders.
          Of the 11,348 shares remaining available for future issuance listed in Column (c) above, 11,015 shares are available for grant as restricted stock.

PROPOSAL NO. 3
APPROVAL OF THE HARVEST NATURAL RESOURCES
2010 LONG TERM INCENTIVE PLAN
          On March 31, 2010, the Board unanimously approved, subject to stockholder approval, and recommended that the stockholders approve the Harvest Natural Resources 2010 Long Term Incentive Plan (the “2010 Plan”).
          The Board’s approval and recommendation of the 2010 Plan follows a review by the Human Resources Committee of the Company’s existing compensation plans, stock options available under the 2001 Long Term Stock Incentive Plan, 2004 Long Term Incentive Plan and 2006 Long Term Incentive Plan, comparable plans in other companies and trends in long-term compensation, particularly in the oil and gas industry.
          The Board believes that long-term incentives provide important medium- and long-term incentives for directors, officers, and employees to achieve the Company’s strategic business plan. The Board also believes that long-term incentives consistent with those available to other leading petroleum exploration and production companies are required for the Company to compete for, motivate, and retain high-quality directors, executives, and employees.
          Our Board of Directors recommends a vote FOR the Harvest Natural Resources 2010 Long Term Incentive Plan.
DESCRIPTION OF THE 2010 PLAN
          A summary of the principal features of the 2010 Plan is provided below, but is qualified in its entirety by reference to the full text of the 2010 Plan attached hereto as Appendix A.
Purpose
          The 2010 Plan is intended to advance the best interests of the Company, its affiliates and its stockholders by providing those persons who have substantial responsibility for the management and growth of the Company and its affiliates with additional performance incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in their employment or affiliation with the Company or its affiliates.
Term
          The 2010 Plan will become effective upon stockholder approval and will continue indefinitely until it is terminated. However, no ISOs may be granted under the 2010 Plan on or after the tenth anniversary of the effective date of the 2010 Plan.
Administration
          The Human Resources Committee is responsible for administering the 2010 Plan and has the discretionary power to interpret the terms and intent of the 2010 Plan and any 2010 Plan-related documentation, to determine eligibility for awards and the terms and conditions of awards, and to adopt rules, regulations, forms, instruments, and guidelines. Determinations of the Committee made under the 2010 Plan are final and binding. The Committee may delegate administrative duties and powers to one or more of its members or to one or more officers, agents, or advisors. The Committee may also delegate to one or more Company officers the power to designate other employees (other than officers subject to Section 16 of the Securities Exchange Act of 1934, as amended) and third party service providers to be recipients of awards.
Eligibility
          Employees and directors of the Company and its subsidiaries who are selected by the Committee are eligible to participate in the 2010 Plan. There are currently approximately thirty-six (36) eligible employees and six (6) eligible directors. Consultants who, in the judgment of the Committee, may make key contributions to the profitability and growth of the Company shall also be eligible to receive awards under the 2010 Plan.

Plan Share Limits
          The maximum number of shares of common stock issuable under the 2010 Plan is 1,700,000 shares, of which no more than 500,000 can be granted as awards other than stock options or SARs that are settled by the issuance of shares of Company stock.
          Shares which terminate by expiration, forfeiture, cancellation, or otherwise, are settled in cash in lieu of shares, or exchanged for awards not involving shares, shall again be available for grant.
Participant Award Limits
          The 2010 Plan also imposes annual per-participant award limits for employees and executives, starting with calendar year 2010. The annual per-participant limits are as follows:

Award(s)	Annual Limit
Stock Options and SARs	1,000,000 shares
Full Value Awards (Restricted Stock, RSUs, and Performance Awards)	1,000,000 shares
Cash Awards in the form of Performance Awards or other Cash Based Awards	$5,000,000, determined as of the date of grant
The number and kind of shares that may be issued, the number and kind of shares subject to outstanding awards, the option price or grant price applicable to outstanding awards, the annual per-participant award limits, and other value determinations are subject to adjustment by the Committee to reflect stock dividends, stock splits, reverse stock splits, and other corporate events or transactions, including without limitation, distributions of stock or property other than normal cash dividends. The Committee may also make adjustments to reflect unusual or nonrecurring events.
Burn Rate and Commitment
          The Company believes it has utilized equity-based compensation appropriately over the past several years. However, the “burn rate” calculated for the Company by a stockholder advisory group was above the 2010 limit established by the group. The actual equity grants for the period 2007-2009, as well as the burn rates (calculated using both the traditional burn rate and the advisory group burn rate methodologies), is shown in the table below:

	Stock	Other Share-
	Options &	Settled	Weighted Average	Advisory
	SARs	Awards	Common Shares	Group	Traditional
Fiscal Year	Granted	Granted	Outstanding for FY	Burn Rate*	Burn Rate
2009	118,000	161,500	33,100,000	1.09%	0.84%
2008	444,000	183,000	34,100,000	2.11%	1.84%
2007	866,000	280,000	36,500,000	3.52%	3.14%
Three-Year Average Burn Rate:				2.24%	1.94%

*	The advisory group calculates burn rate by multiplying the Other Share-Settled Awards Granted by a multiplier that depends on a company’s annual volatility. The Company’s annual volatility was measured as 71.2% by the advisory group which would cause Other Share-Settled Awards to be counted as 1.5 stock option/SARs shares.
          The Advisory Group Burn Rate formula = (Stock Options & SARs Granted + (Other Share-Settled Awards Granted x 1.5)) / Weighted Average Common Shares Outstanding for FY.
          The Traditional Burn Rate formula = (Stock Options & SARs Granted + Other Share-Settled Awards Granted) / Weighted Average Common Shares Outstanding for FY.
          For the advisory group to support the Company’s proposal to adopt the 2010 Plan, the Company must commit to maintain its burn rate at a “reasonable level” during 2010, 2011 and 2012. The Company has been advised that a reasonable level for the years 2010, 2011 and 2012 is no more than the higher of (1) 2% of the

Company’s weighted average common shares outstanding and (2) the sum of the blended mean and one standard deviation of the Company’s GICS group for 2009 and 2010 of the Company’s weighted average common shares outstanding; this sum for 2009 and 2010 is 2.615%. (GICS group means Global Industry Classification Systems group)
          While the Company intends to maintain its burn rate so that it does not exceed the levels recommended by the advisory group, the Company’s board of directors may make decisions that affect one or more components of the burn rate formula based on what it believes are generally in the best interests of its stockholders. The Company believes that strict adherence to the burn rate recommendation may have the unintended consequence of limiting its ability to manage the capital structure of the Company in the best interests of all stockholders , e.g. limiting stock repurchases or buybacks while encouraging new issuances. For example, the Company will not make decisions to issue additional shares of stock, to repurchase outstanding shares of stock, or even to make (or not make) awards of equity-based compensation, in any event, simply based on a goal to maintain the recommended burn rate. Rather, the Company will maintain the recommended burn rate levels subject to the fiduciary duties of its board of directors to make all decisions, including decisions affecting the components of the burn rate formula, based on what is in the best interests of the Company’s stockholders. Therefore, subject to the foregoing, the Company commits to maintain the advisory group’s recommended three-year average burn rate during 2010, 2011 and 2012.
TYPES OF AWARDS
          The 2010 Plan provides that the Committee may grant awards of various types, each of which will be evidenced by an award agreement. A description of each of the types of awards follows.
          Stock Options
          The Committee may grant both incentive stock options (“ISOs”) and nonqualified stock options (“NSOs”) under the 2010 Plan. Eligibility for ISOs is limited to employees of the Company and its subsidiaries.
          The exercise price for options cannot be less than 100% of the fair market value of the common stock on the date the option is granted. The price for shares under an ISO may not be less than 110% of the fair market value of the common stock on the date the ISO is granted if the recipient holds more than 10% of the Company’s outstanding common stock on such date. “Fair market value” under the 2010 Plan is calculated as the closing price at which the Company’s common stock has been sold on the applicable date as reported by the New York Stock Exchange Composite Transactions. The Committee will determine the period during which an option may be exercised, provided that the latest expiration date cannot be later than the fifth anniversary of the date of grant. In the case of an ISO granted to a recipient who holds more than 10% of the Company’s outstanding common stock on such grant date, the ISO will expire on the fifth anniversary of the date the ISO is granted.
          The exercise price may be paid with cash or its equivalent, with previously acquired shares of common stock, or by other means approved by the Committee, including by means of a broker-assisted exercise.
Stock Appreciation Rights
          The Committee may grant stock appreciation rights (“SARs”) under the 2010 Plan either alone or in tandem with stock options. The grant price of a freestanding SAR cannot be less than the fair market value of the common stock on the date of grant. The grant price of a SAR granted in tandem with a stock option will be the same as the option price of the tandem option. The Committee will determine the period during which an option may be exercised, provided that SARs cannot be exercised later than the fifth anniversary of the date of grant.
          Freestanding SARs may be exercised on such terms as the Committee determines and tandem SARs may be exercised by relinquishing the related portion of the tandem option. Upon exercise of a SAR, the holder will receive from the Company shares of common stock, cash, or a combination of shares and cash, as determined by the Committee, equal in value to the difference between the fair market value of the common stock subject to the SAR, determined as described above, and the grant price.
Restricted Stock and Restricted Stock Units
          The Committee may award restricted common stock and restricted stock units. Restricted stock awards consist of shares of stock that are transferred to the participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. Restricted stock unit awards result in the transfer of shares of stock to the participant only after specified conditions are satisfied.

          The value of each restricted stock unit will be equal to the fair market value of the Company’s common stock. Restricted stock units may be paid in cash or shares of common stock.
          A holder of restricted stock is treated as a current stockholder and is entitled to dividend and voting rights, whereas the holder of a restricted stock unit award is treated as a stockholder with respect to the award only when the shares of common stock are delivered in the future. The Committee will determine the restrictions and conditions applicable to each award of restricted stock or restricted stock units.
Performance Awards
          The Committee may grant performance awards subject to the fulfillment of conditions and the attainment of performance goals over such periods as the Committee determines in writing and sets forth in a written award agreement between the Company and the participant; provided however, that the performance period for any performance award will not be less than one year. To the extent compliance with Section 162(m) of the Code is desired, a committee comprised solely of “outside directors” under Section 162(m) must act with respect to performance awards, and “Committee” as used in this section shall include this committee.
          These awards may be designated as performance shares or performance units. Performance shares and performance units are unfunded bookkeeping entries generally having initial values equal to the fair market value of a share of stock determined on the grant date and a value set by the Committee, respectively. Performance awards specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more predetermined performance goals are attained within the predetermined performance period. To the extent earned, performance awards may be settled in cash, shares of common stock (including shares of restricted stock) or a combination thereof.
          Prior to the start of the applicable performance period, or as permitted pursuant to Section 162(m) of the Code, the Committee establishes one or more performance goals applicable to the award. Performance goals are based on the attainment of specified target levels with respect to one or more selected measures of business or financial performance. The performance goals may vary from participant to participant, group to group, and period to period. The performance goals for performance unit and performance share awards and any other awards granted under the Plan that are intended to constitute “qualified performance-based compensation” will be based upon, but not limited to, one or more of the following:
•	Reserve additions;

•	Production and production growth;

•	Earnings per share;

•	Total stockholder return;

•	Cash return on capitalization;

•	Increased revenue;

•	Revenue ratios (per employee);

•	Net income;

•	Stock price;

•	Return on equity;

•	Return on assets;

•	Return on capital;

•	Return on capital compared to cost of capital;

•	Return on capital employed;

•	Return on invested capital;

•	Stockholder value;

•	Net cash flow;

•	Operating income;

•	Earnings before interest and taxes;

•	Cash flow from operations; and

•	Cost reductions.
          The Committee will determine whether the performance targets or goals that have been chosen for a particular performance award have been met and may provide in an award that any evaluation of performance may include or exclude any of the following that are objectively determinable and that occur during the performance period to which the award is subject: asset write-downs, litigation, claims, judgments, or settlements; the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reporting results; any reorganization and restructuring programs; extraordinary nonrecurring items as described in ASC 225-20 Extraordinary and Unusual Items and/or in management’s discussion of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; acquisitions or divestitures; and foreign exchange gains and losses.
          Awards that are designed to qualify as performance-based compensation may not be adjusted upward. However, the Committee has the discretion to adjust these awards downward. In addition, the Committee has the discretion to make awards that do not qualify as performance-based compensation. Generally, awards may be paid in the form of cash, shares of common stock, or in any combination, as determined by the Committee.
Substitution Awards
          The Committee may grant awards under the 2010 Plan in substitution for stock options and other awards held by employees and directors of other entities who are about to become employees or affiliated with the Company or any of its affiliates, or whose employer or corporation with respect to which it provides services is about to become an affiliate as the result of a merger or consolidation of the Company with another corporation, or the acquisition by the Company of substantially all the assets of another corporation, or the acquisition by the Company of at least fifty percent (50%) of the issued and outstanding stock of another corporation as the result of which such other corporation will become a subsidiary of the Company. The terms and conditions of such substitute awards may vary from the requirements in the 2010 Plan to the extent the Board deems appropriate to conform, in whole or in part, to the provisions of the award in substitution for which they are granted.
Cash-Based Awards
          The Committee may grant cash-based awards. The terms and conditions, including whether the vesting of such awards is dependent upon the achievement of specific performance goals, of each cash-based award shall be determined by the Committee. Payment under any cash-based award will be made in cash.
Other Stock-Based Awards
          The Committee may grant equity-based or equity-related awards, referred to as “other stock-based awards,” other than options, SARs, restricted stock, restricted stock units, or performance shares. The terms and conditions of each other stock-based award shall be determined by the Committee. Payment under any other stock-based awards will be made in common stock or cash, as determined by the Committee.
Nonemployee Director Awards
          The 2010 Plan can also be used to grant equity awards to nonemployee directors, so that they too will develop a sense of proprietorship and personal involvement in the development and financial success of the Company and so that their interests will be more aligned with those of the Company’s stockholders.
          Nonemployee directors can be granted any of the awards available under the 2010 Plan, except incentive stock options which are only available for employees. The Board shall from time to time determine the nature and number of awards to be granted to nonemployee directors.
ADJUSTMENTS AND OTHER AMENDMENT PROVISIONS
Termination of Employment
          The Committee will determine how each award will be treated following termination of the holder’s employment with or service for the Company, including the extent to which unvested portions of the award will be forfeited and the extent to which options, SARs, or other awards requiring exercise will remain exercisable.
Treatment of Awards upon a Change of Control and Related Transactions
          The existence of outstanding awards under the 2010 Plan will not affect in any way the Company’s right or power, or the right or power of the Company’s stockholders, to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference shares ahead of or affecting the Company’s common stock or stock rights, the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
          The Company’s issuance of stock of any class or series, or securities convertible into, or exchangeable for, stock of any class or series, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion or exchange of stock or obligations of the Company convertible into, or exchangeable for, stock or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number or price of shares of the Company’s common stock then subject to outstanding options or other awards.
          If the Company shall effect a capital readjustment or any increase or reduction of the number of shares of the Company’s common stock outstanding, without receiving compensation therefore in money, services or property, then:
(a)	the number and per share price of the Company’s common stock subject to outstanding awards under the 2010 Plan shall be appropriately adjusted as to entitle a holder of an award under the 2010 Plan to receive upon exercise of the award, for the same aggregate cash consideration, the equivalent total number of the Company’s common stock the holder would have received had the holder exercised his or her award in full immediately prior to the event requiring the adjustment, and

(b)	the number of the Company’s common stock then reserved to be issued under the 2010 Plan shall be adjusted.
          If, while unexercised, awards remain outstanding under the 2010 Plan:
(a)	the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than an entity that was wholly-owned by the Company immediately prior to such merger, consolidation or other reorganization),

(b)	the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than an entity wholly-owned by the Company),

(c)	the Company is to be dissolved, or

(d)	the Company is a party to any other corporate transaction (as defined under Section 424(a) of the Code and applicable Department of Treasury regulations) that is not described in clauses (a), (b) or (c) of this sentence (each such event is referred to herein as a “Corporate Change”), then, except as otherwise provided in an award agreement or other agreement between the holder of the award and the Company (provided that such exceptions shall not apply in the case of a reincorporation merger), or as a result of the Committee’s effectuation of one or more of the alternatives described in the next paragraph below, there shall be no acceleration of the time at which any award then outstanding may be exercised.
          No later than 10 days after the approval by the Company’s stockholders of such Corporate Change, the Committee, acting in its sole and absolute discretion, shall act to effect one or more of the following alternatives, which may vary among individual holders of awards granted under the 2010 Plan and which may vary among awards held by any individual holder of an award granted under the 2010 Plan:
(1)	accelerate the time at which some or all of the awards then outstanding may be exercised, after which all such awards that remain unexercised and all rights of holders of awards thereunder shall terminate;

(2)	require the mandatory surrender to the Company by all or selected holders of awards granted under the 2010 Plan of some or all of the then outstanding awards held by such holders as of a date, before or after such Corporate Change, in which event the Committee shall thereupon cancel such award and the Company shall pay to each such holder an amount of cash per share equal to the excess, if any, of the per share price offered to stockholders of the Company in connection with such Corporate Change over the exercise prices under such award for such shares;

(3)	with respect to all or selected holders of awards granted under the 2010 Plan, have some or all of their then outstanding awards assumed or have a new award of a similar nature substituted for some or all of their then outstanding awards under the 2010 Plan by an entity which is a party to the transaction resulting in such Corporate Change and which is then employing such holder or which is affiliated or associated with such holder in the same or a substantially similar manner as the Company prior to the Corporate Change, or a parent or subsidiary of such entity, provided that (A) such assumption or substitution is on a basis where the excess of the aggregate fair market value of the Company’s common stock subject to the award immediately after the assumption or substitution over the aggregate exercise price of such common stock is equal to the excess of the aggregate fair market value of all common stock subject to the award immediately before such assumption or substitution over the aggregate exercise price of such common stock, and (B) the assumed rights or the substituted rights will have the same terms and conditions as the rights under the existing award assumed or substituted for;
(4)	provide that the number and class or series of common stock covered by an award shall be adjusted so that such award when exercised shall thereafter cover the number and class or series of common stock or other securities or property (including, without limitation, cash) to which the holder of such award would have been entitled pursuant to the terms of the agreement or plan relating to such Corporate Change if, immediately prior to such Corporate Change, the holder of such award had been the holder of record of the number of shares of the Company’s common stock then covered by such award; or

(5)	make such adjustments to awards then outstanding as the Committee deems appropriate to reflect such Corporate Change.
          If the Committee chooses to effect one or more of the alternatives set out in paragraphs (3), (4) or (5) above, it may, in its sole and absolute discretion and without the consent or approval of any holder of an award granted under the 2010 Plan, accelerate the time at which some or all awards then outstanding may be exercised. With respect to a reincorporation merger in which holders of the Company’s ordinary shares will receive one ordinary share of the successor corporation for each ordinary share of the Company, none of the alternatives set forth above shall apply and, without Committee action, each award shall automatically convert into a similar award of the successor corporation exercisable for the same number of ordinary shares of the successor as the award was exercisable for ordinary shares of stock of the Company. In the event of changes in the Company’s outstanding common stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any award and not otherwise provided for above, any outstanding award and any award agreements evidencing such award shall be subject to adjustment by the Committee in its sole and absolute discretion as to the number and price of the Company’s common stock or other consideration subject to such award. In the event of any such change in the Company’s outstanding common stock, the aggregate number of shares of common stock available under the 2010 Plan may be appropriately adjusted by the Committee.
          After a merger of one or more corporations into the Company or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each holder of a restricted stock or performance stock award granted under the 2010 Plan shall be entitled to have his award appropriately adjusted based on the manner in which the shares of the Company’s common stock were adjusted under the terms of the agreement of merger or consolidation.
Amendment of Awards or Plan and Adjustment of Awards
          The Committee may at any time alter, amend, modify, suspend, or terminate the 2010 Plan or any outstanding award in whole or in part. No amendment of the 2010 Plan will be made without stockholder approval if stockholder approval is required by law. No amendment to an award agreement may adversely affect the rights of any participant without his or her consent under an outstanding award, unless specifically provided for in the 2010 Plan.
ADDITIONAL PROVISIONS
          Neither ISOs nor, except as the Committee otherwise expressly determines, other awards may be transferred other than by will or by the laws of descent and distribution. During a recipient’s lifetime, an ISO and, except as the Committee may determine, other non-transferable awards requiring exercise, may be exercised only by the recipient.
          Notwithstanding any other provision in the Plan or an award agreement, if the Committee finds by a majority vote that a holder committed certain “bad acts” then some or all of the holder’s awards and net proceeds realized with respect to any such awards, will be forfeited on such terms as determined by the Committee. For purposes of this provision, “bad acts” include: (a) commission of fraud, embezzlement, theft, felony or an act of dishonesty in the course of employment by or affiliation with the Company or an affiliate which conduct damaged the Company or affiliate, (b) disclosure of trade secrets of the Company or an affiliate, or (c) violation of the terms of any non-competition, non-disclosure or similar agreement with respect to the Company or any affiliate to which the holder is a party.
          If provided in the award agreement, a participant’s rights to an award may be subject to a participant agreeing to not compete with the Company or any of its subsidiaries, and to not solicit away the Company’s business or employees. In addition, participants may be subject to nondisclosure and nondisparagement requirements. A breach of these restrictions may result in cancellation of awards or the recovery by the Company of gain realized under an award.
          If the Company pays the holder with stock, the holder will not have any rights as a stockholder with respect to stock covered by an option, a SAR, a restricted stock unit or a performance award until the stock is issued by the Company.
NEW PLAN BENEFITS
          The future benefits or amounts that would be received under the 2010 Plan by executive officers, nonemployee directors and nonexecutive officer employees are discretionary and are therefore not determinable at this time. In addition, the benefits or amounts that would have been received by or allocated to such persons for the last completed fiscal year if the Plan had been in effect cannot be determined.
FEDERAL INCOME TAX CONSEQUENCES
          The following discussion summarizes certain federal income tax consequences of the issuance and receipt of options under the 2010 Plan under the law as in effect on the date of this proxy statement. The summary does not purport to cover all federal employment tax or other federal tax consequences that may be associated with the 2010 Plan, nor does it cover state, local, or non-U.S. taxes.
Incentive Stock Options
          An employee generally realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the employee. With some exceptions, a disposition of shares purchased under an ISO within two (2) years from the date of grant or within one (1) year after exercise produces ordinary income to the optionee equal to the value of the shares at the time of exercise less the exercise price. The same amount is deductible by the Company as compensation, provided that income taxes are withheld from the employee. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the employee exercises an ISO and satisfies the holding period requirements, the Company may not deduct any amount in connection with the ISO.
          In general, an ISO that is exercised by the optionee more than three months after termination of employment is treated as an NSO. ISOs are also treated as NSOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of one hundred thousand dollars ($100,000).
Non-Qualified Stock Options
          An optionee generally has no taxable income at the time of grant of an NSO but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of shares acquired upon exercise over the exercise price. For employee optionees, the same amount is deductible by the Company as compensation, provided that income taxes are withheld from the employee. Upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction.
Other
          Awards under the 2010 Plan may be subject to tax withholding. Where an award results in income subject to withholding, the Company may require the participant to remit the necessary taxes to the Company. If the Committee approves, participants may satisfy their tax withholding requirements by causing shares of common stock to be withheld.
          In general, under Section l62(m) of the Code, remuneration paid by a public corporation to its chief executive officer or any of its other top four named executive officers, ranked by pay, is not deductible to the extent it exceeds one million dollars ($1,000,000) for any year. Taxable payments or benefits under the 2010 Plan may be subject to this deduction limit. However, under Section l62(m) of the Code, qualifying performance-based compensation, including income from stock options and other performance-based awards that are made under stockholder approved plans and that meet certain other requirements, is exempt from the deduction limitation. The 2010 Plan has been designed so that the Committee in its discretion may grant qualifying exempt performance-based awards under the 2010 Plan.
          Under the so-called “golden parachute” provisions of the Code, the accelerated vesting of stock options and benefits paid under other awards in connection with a change in control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a portion of the amounts payable to the participant may be subject to an additional twenty percent (20%) federal tax and may be nondeductible to the corporation.
          If any award granted under the 2010 Plan is considered deferred compensation under Code Section 409A, then certain requirements must be met to have the deferral be effective for federal tax purposes. These requirements include: ensuring that any election to defer made by Participants is done within the time period(s) permitted by Code Section 409A; limitations on distributions; and, the prohibition of accelerating the time or schedule of any payment of deferred amounts except in circumstances permitted by the U.S. Treasury Department. If these requirements are not met, a Participant will be immediately taxable on such purportedly deferred amounts, a penalty of twenty percent of such amounts deferred after December 31, 2004 will be imposed, and penalty interest will accrue at the underpayment rate plus one percent.
OTHER INFORMATION
          If approved by stockholders, the 2010 Plan will be effective on May 20, 2010. The 2010 Plan shall continue indefinitely unless terminated sooner by the Committee.
          The 2010 Plan provides that an award may not be transferred except in the event of the employee’s death or unless otherwise required by law. Other terms and conditions of each award will be set forth in award agreements, which can be amended by the Committee. Awards under the 2010 Plan may earn dividends or dividend equivalents, as determined by the Committee.
          It is presently intended that the 2010 Plan constitute an “unfunded” plan for incentive and deferred compensation. The 2010 Plan authorizes the creation of trusts and other arrangements to facilitate or ensure payment of the Company’s obligations.
          On March 31, 2010, the closing price of the common stock as reported in The Wall Street Journal on the New York Stock Exchange-Composite Transactions was $7.53.
REQUIRED VOTE
          If a quorum exists at the Annual Meeting of Stockholders, the 2010 Plan will be approved if the votes cast in favor of the 2010 Plan exceed the votes cast against.

EXECUTIVE OFFICERS
          The following table provides information regarding each of our executive officers.

Name	Age	Position
James A. Edmiston *	50	President and Chief Executive Officer
Stephen C. Haynes	53	Vice President, Finance, Chief Financial Officer and Treasurer
Keith L. Head	52	Vice President, General Counsel and Corporate Secretary
G. Michael Morgan	56	Vice President, Business Development
Karl L. Nesselrode	52	Vice President
Patrick R. Oenbring	58	Vice President, Western Operations
Robert Speirs	54	Vice President, Eastern Operations

*	See Mr. Edmiston’s biography on page 9.
          Stephen C. Haynes has served as our Vice President, Chief Financial Officer and Treasurer since May 19, 2008. Previously, Mr. Haynes served as Chief Financial Officer for Cygnus Oil and Gas Corporation (Cygnus). Before joining Cygnus, Mr. Haynes was the Corporate Controller with Carrizo Oil and Gas. Over a 10 year period, he served in a series of increasingly responsible international positions with British Gas, culminating in his appointment as Vice President-Finance of Atlantic LNG, a joint venture of British Gas and several industry partners in Trinidad and Tobago. While Mr. Haynes was the Chief Financial Officer at Cygnus, Cygnus filed for bankruptcy protection in 2007. Mr. Haynes is a Certified Public Accountant, holds a Master of Business Administration degree with a concentration in Finance from the University of Houston and a Bachelor of Business Administration degree in Accounting from Sam Houston State University. He also attended the Executive Development Program at Harvard University.
          Keith L. Head has served as our Vice President, General Counsel and Corporate Secretary since May 7, 2007. He joined Texas Eastern upon graduation from law school and remained with the same organization through mergers with Panhandle Eastern, Duke Energy Corporation and Cinergy Corp. Mr. Head held various business development positions with Duke Energy Corporation from 1995 to 2001. His corporate development work included the identification, evaluation and negotiation of acquisitions in Latin America, North America and the United Kingdom. Mr. Head was Senior Vice President and General Counsel at Duke Energy North America from 2001 to 2004. Mr. Head holds a Bachelor of Science degree in Business Administration from the University of North Carolina. He received both a Juris Doctorate and Masters in Business Administration from the University of Texas in 1983.
          G. Michael Morgan has served as Vice President, Business Development since May 19, 2008. Prior to joining Harvest, he served in several capacities at Sempra Energy since 2000 including Corporate Vice President — International, Vice President — Special Projects and President and General Manager - South America Operations. Before joining Sempra, Mr. Morgan was Vice President Latin America New Ventures for Unocal Corporation and held various international and domestic positions at Enron Corporation, Tenneco Corporation, Shell International and Gulf Oil. He has served as a director on the board of several energy companies based in Latin America. Mr. Morgan holds a Bachelor of Science degree in geology from the University of Texas.
          Karl L. Nesselrode has served as Vice President of the Company since November 17, 2003. Effective August 9, 2007, he accepted a long-term secondment to Petrodelta as its Operations and Technical Manager, and remains an officer of Harvest. From February 2002 until November 2003, Mr. Nesselrode was President of Reserve Insights, LLC, a strategy and management consulting company for oil and gas. He was employed with Anadarko Petroleum Corporation as Manager Minerals and Special Projects from July 2000 to February 2002. Mr. Nesselrode served in various managerial positions with Union Pacific Resources Company from August 1979 to July 2000. Mr. Nesselrode earned a Bachelor of Science in Petroleum Engineering from the University of Tulsa in 1979 and completed Harvard Business School Program for Management Development in 1995.

          Patrick R. Oenbring has served as Vice President, Western Operations since April 14, 2008. Mr. Oenbring’s most recent assignment was Chief Operating Officer for Cygnus Oil and Gas Company (Cygnus). He has 34 years of experience in the oil and gas business in both technical and management positions. He began his career with Conoco in 1974 and served in several capacities with responsibilities on the North Slope of Alaska, the Gulf of Mexico, the North Sea, the Middle East, the Far East, Canada, Nigeria and the United States. Mr. Oenbring joined Occidental Petroleum Corporation (Occidental) in 1997, as President and General Manager, Occidental Petroleum of Qatar and subsequently, returned to the United States in 2000 as President and General Manager, Occidental Permian. In 2003, Mr. Oenbring retired from Occidental and became an independent consultant to the oil and gas industry, serving diverse clients in West Texas, Colombia, India, and Houston. While Mr. Oenbring was the Chief Operating Officer at Cygnus, Cygnus filed for bankruptcy protection in 2007. Mr. Oenbring holds a Bachelor of Science degree in Chemical Engineering from the University of Kansas. He is a graduate of the University of Pittsburgh executive development program and is a registered Professional Engineer in the State of Texas.
          Robert Speirs has served as Vice President, Eastern Operations since December 6, 2007. He joined Harvest in June 2006 as President and General Manager, Russia. Previously Mr. Speirs was President of Marathon Petroleum Russia and General Director of their wholly-owned subsidiary, Khanty Manscisk Nefte Gas Geologia from March 2004. Prior to joining Marathon, Mr. Speirs was Executive Vice President of YUKOS EP responsible for engineering and construction from June 2001. During both these periods, Mr. Speirs spent considerable time in West Siberia where he oversaw substantial increases in production at both companies. From November 1997 until March 2001, Mr. Speirs resided in Jakarta where he served as President of Premier Oil Indonesia. During this period, Premier was active in all phases of the Upstream business, culminating in the commissioning of the West Natuna Gas Project. Prior to 1997, Mr. Speirs was with Conoco for 21 years in various leadership positions in the US, UK, Russia, Indonesia, Singapore and Dubai, UAE. Mr. Speirs earned a Bachelor of Science degree with Honors in Engineering Science from the University of Edinburgh. He also attended the Executive Management Program at INSEAD.

COMPENSATION DISCUSSION AND ANALYSIS
Introduction
          This Compensation Discussion and Analysis describes our compensation objectives, philosophy, practices and components for the executive officers identified in the Summary Compensation Table. Throughout this proxy statement, we refer to these individuals, who serve as our Chief Executive Officer (“CEO”), Chief Financial Officer, and Vice Presidents as the “named executive officers.”
Summary of Executive Compensation Decisions Made in 2009
          During 2009 our executive compensation decisions included:
•	No base salary increases took place;

•	No annual incentive payments were awarded; and

•	Long-term incentives awards were allocated at approximately 31% restricted stock, 21% restricted stock units, 28% stock appreciation rights and 20% stock options.
Company Overview and Compensation Objectives
          In 2009, we continued our strategic focus on diversifying our asset base beyond Venezuela. As an organization, we made good progress in building a portfolio of exploration prospects that complement the production and development properties we hold in Venezuela and Utah. We operate from our Houston, Texas, headquarters with offices in London, England, Muscat, Oman, Singapore, Jakarta, Indonesia and Roosevelt, Utah. We hold operating interests in Venezuela, the United States, and exploration acreage in the People’s Republic of China, the Republic of Indonesia, offshore of the Republic of Gabon and onshore in Oman.
Compensation Philosophy
          Our compensation philosophy is to attract, motivate and retain key executives by providing competitive total compensation. This will contribute to the Company’s continued growth consistent with our strategy. Our compensation objectives include:
•	Offering total compensation that is competitive with selected globally focused energy related companies with which we compete for executive talent;

•	Providing annual cash incentive awards that take into account performance factors weighted by corporate and business goals;

•	Aligning the interests of executive officers and directors with stockholder value creation by providing significant equity based long-term incentives; and

•	Driving company results.
          The Human Resources Committee (“Committee”) of the Board of Directors oversees the development and execution of our compensation philosophy and objectives. The Committee recommends compensation for the named executive officers, both short-term and long-term cash and non-cash compensation, and submits those recommendations to the Board for approval. Four independent directors comprise the Committee. The Committee meets as often as needed, but no less than quarterly, and reviews compensation and benefits programs with management and approves any changes. Our Human Resources, Accounting, and Legal Department employees handle the day-to-day design and administration of employee compensation and benefit programs available to our employees.
Setting Executive Compensation
          Our compensation program consists of several forms of compensation: base salary, annual performance based incentive awards, long-term incentives and personal benefits. Base salary and annual performance based incentive awards are cash-based while long-term incentives, typically, consist of stock options, stock appreciation rights, restricted stock units or restricted stock awards. In conjunction with the CEO’s recommendations and our independent consultants’ advice on base salary, annual bonus awards and long-term incentives, the Committee establishes executive compensation based on performance, compensation history and market information.
Timeline of Executive Compensation Decisions
          At the December 2, 2008 Human Resources Committee meeting, we approved a 2009 calendar of executive compensation decisions. The table below summarizes the timeline for those decisions.
2009 Human Resources Committee Annual Calendar
February 2009 —
•	Reviewed and revised Human Resources Committee Charter

•	Compared previous year performance and actual performance for annual incentives

•	Determined actual payout of annual incentive bonus amounts based on prior fiscal year performance

•	Reviewed Committee actions throughout 2008 to verify meeting all requirements of the Charter
March 2009 —
•	Reviewed, revised and approved peer companies for benchmarking

•	Reviewed and approved the Compensation Discussion and Analysis for annual proxy statement

•	Reviewed Executive Employment Agreements for renewal in May 2009
May 2009 —
•	Approved base salaries for 2009 — no changes to base salaries of named executive officers

•	Approved fiscal 2009 target total direct compensation at approximately the median of the market data
June 2009 (Special Meeting)
•	Approved equity awards for fiscal 2009 for both Directors and Executives
July 2009 —
•	Reviewed all human resource policies, procedures and programs
December 2009 —
•	Approved 2010 Human Resources Committee calendar

•	Reviewed Human Resources Charter and made no changes
The Role of the Compensation Consultant — Peer Group and Compensation Surveys
          In 2009, the Committee, together with the assistance of Stone Partners, the Committee’s independent compensation consultant, benchmarked our named executive officer compensation levels with similar positions. The Committee considers market information from compensation surveys and peer company proxy statements when determining compensation for each of the named executive officers. During 2009, the Committee reviewed proxy statement data from a peer group of companies. We also aged survey data from the previous year surveys (Watson Wyatt 2008 Top Management Compensation Survey, the William M. Mercer 2008 Energy Industry Compensation Survey, the William M. Mercer 2008 Executive Compensation Survey and Effective Compensation Inc.’s (ECI) 2008 Oil and Gas Industry Compensation Survey).
          Each year, the Committee reviews the composition of the peer group and the compensation paid at these companies, as well as their corporate performance and other comparative factors in determining the appropriate compensation levels for our executives. No company in our peer group shares our unique risk profile, and therefore the Committee uses the peer group data more as a general guideline rather than a strict determinate in setting executive compensation. We select companies because of similarities we share with them, including a common industry (international oil exploration or other international mining ventures). Our peer companies typically have global businesses and compete with us for executive talent. Currently, our industry peer group consists of the following companies:
Anadarko Petroleum Corp.
Apache Corp.
ATP Oil & Gas Corp.
Callon Petroleum Co.
Endeavour International Corp.
EOG Resources, Inc.
FX Energy, Inc.
Hecla Mining Co.
Noble Energy, Inc.
PetroQuest Energy, Inc.
Pioneer Natural Resources Co.
Stone Energy Corp.
Swift Energy Corp.
Toreador Resources Corp.
VAALCO Energy, Inc.
Bois d’Arc Energy, Inc. was dropped from the peer group after being acquired by Stone Energy Corp. CanArgo Energy Corp. and Transmeridian Exploration Inc. were dropped from the peer group in May, 2009.
          For 2008, Stone Partners benchmarked the 25th, 50th and 75th percentiles for the data sources mentioned above to provide the Committee with an understanding of competitive pay practices. For 2009, these percentiles for the market were determined using aged survey data from 2008 and 2009 proxy statements from the peer group. These data, equally weighted, considers each element of compensation, collectively referred to as the “market data” throughout this Compensation Discussion and Analysis. Stone Partners also provides the Committee with advice on equity incentive compensation trends, including types and value of awards being used by other public companies.
The Role of the Executives in Human Resources Committee Meetings
          The Committee invites our CEO, our Director of Human Resources and Administration and our Vice President, General Counsel and Corporate Secretary to attend their meetings. The Director of Human Resources and Administration provides reports on plan administration and human resources policies and programs and keeps the minutes of the meetings. The Vice President, General Counsel and Corporate Secretary provides legal advice on human resources matters. The CEO makes recommendations with respect to specific compensation decisions. Our Committee, without management present, regularly meets in executive session and with its compensation consultant to review executive compensation matters including market data as well as peer group information.
          The CEO’s role in establishing compensation includes making recommendations to the Committee on performance evaluation, base salary, and both equity and non-equity incentive compensation for executive officers and senior management (other than the CEO). From time to time, the CEO and other management are invited to participate in Committee meetings to provide information regarding our strategic objectives, financial performance, and recommendations regarding compensation plans. Management may be asked to prepare information for any Committee meeting. Depending on the agenda for a particular meeting, these materials may include:
•	Reports on our strategic objectives;

•	Financial reports;

•	Reports on achievement of individual and corporate performance objectives;

•	Information regarding compensation programs and compensation levels for executive officers, directors and other employees at peer companies;

•	Information on the total compensation of the executive officers, including base salary, cash incentives, equity awards, and other compensation, and any amounts payable to the executive officers upon voluntary or involuntary termination, or following a severance with or without a change in control; and

•	Information regarding all non-equity and equity incentive, health and welfare plans.

Executive Compensation Components
          We design our compensation components to reward named executive officers’ contributions while considering our unique operating situation, how they manage the situation and our strategy. Some of the factors we consider in compensating our executives are individual experience and skill sets that are unique from more domestically focused oil and gas companies and are heavily focused on extensive global energy industry experience. It is essential to our business strategy that we recruit and retain executives that understand the risk and complexity of our global focus and unique business strategy. All of our executive officers are mid-to-late career executives who have worked for larger energy companies and have come to us for the challenge and reward of working for a small, entrepreneurial organization.
          The principal components of compensation for named executive officers in 2009 included:
•	Base salary;

•	Annual performance-based incentive awards;

•	Long-term incentive compensation; and

•	Personal benefits.
Base Salary
          We pay base salaries to our named executive officers to compensate them for specific job responsibilities during the calendar year. In determining base salaries for our named executives, the Committee considers market and competitive benchmark data for the executive’s level of responsibility targeting between the 50th and 75th percentile of named executive officers in comparable companies, with variation based on individual executive skill sets.
          No named executive officers received base salary increases in 2009. Compared to 2009 market data, our base salaries were between the 35 th to 45 th percentile of the market data. See Summary Compensation Table for more details.
Annual Performance-Based Incentive Awards
          In February of 2010, the Committee made the decision to defer performance-based incentive awards in an effort to preserve cash as the Company seeks short term and long term financing options. For more information see FORM 10K — Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations — Capital Resources and Liquidity.
          Under normal circumstances, target award levels for annual incentives are set at 100% of base salary for the CEO and 50% of base salary for other named executive officers.
Long-Term Incentive Compensation
          Our long-term incentive awards are made under our 2001, 2004 and 2006 Long Term Incentive Plans (LTIP) and are made to our named executive officers to align their personal financial interest with our stockholders. The LTIP include provisions for stock options, stock appreciation rights, restricted stock and cash awards. Our policy on stock awards is focused on determining the right mix of retention and ownership requirements to drive and motivate our executives’ behavior consistent with long-term interests of stockholders. The Committee is the administrator of our long-term incentive compensation plans and, subject to Board approval, has full power to determine the size of awards to our executives, to determine the terms and conditions of grants in a manner consistent with the long-term incentive plans, and to amend the terms and conditions of any outstanding award. The CEO presents individual stock award recommendations for named executive officers to the Committee, and after review and discussion the Committee submits their recommendation to the Board for approval. The Committee’s policy is to grant options on the date the Board approves them. Stock options and restricted stock will be granted once each calendar year on a predetermined date or at the effective date of a new hire or promotion, but not within six months of a previous award to the same individual. The price of options and the date of a restricted stock award issued to a new employee will be set on the employee’s effective start date. The price of options and the date of a restricted stock award issued to an employee as a result of a promotion will be set on the effective date of that promotion. Under no circumstances will a grant date be set retroactively.
          The Board has adopted stock retention guidelines as an additional means to promote ownership and retention of stock by officers and directors. The guidelines apply to any award of restricted stock or options to purchase our stock granted to executives and directors after February 2004. Under the guidelines, an officer or director must retain at least 50% of the shares of restricted stock for at least three years after the restriction lapses.
          Also, an officer or director must retain at least 50% of the net shares of stock received through the exercise of an option, restricted stock or restricted stock unit for at least three years after the option lapses.
          The long-term incentive awards for 2009 included stock options, restricted stock and cash settled stock appreciation rights and stock units. This mix allowed maximum use of shares remaining in the LTIP. The 2009 awards targeted about half of the 50th percentile of the market because of the anticipated decreased value of market awards in 2009. The actual long-term incentive awards for 2009 resulted in targeted total direct compensation, if performance incentive awards were being paid out, for the named executive officers, being between the 31st and 44th percentile of the market data. Long-term incentives awards were allocated at approximately 31% restricted stock, 21% restricted stock units, 28% stock appreciation rights (SARs) and 20% stock options for 4 executives. For Mr. Nesselrode, however, the awards were split between 43% SARs and 57% restricted stock units due to the depletion of stock awards.
          As of December 31, 2009, the total shares available for grant as options under the various long-term incentive plans approved by our stockholders have been effectively depleted:

2006 Long-term Incentive Plan	0
Remaining Options under 2004 Long-term Incentive Plan	11,015
Remaining Options under 2001 Long-term Incentive Plan	333

Total available for grant as options	11,348

Total available for grants as restricted stock	11,015

Personal Benefits
          Our named executive officers are covered under the same health and welfare plans, including our 401(k) plan, as all employees. The executive officers also receive supplemental life insurance to cover the risks of extensive travel required in conducting our global business. We pay 100% of all premiums for the following benefits for employees and their eligible dependents:
•	All employees are entitled to an annual maximum lifetime medical benefit up to $5.0 million, with an annual out-of-pocket deductible of $1,000 per individual and $3,000 per family.

•	Life and accidental death and dismemberment (“AD&D”) insurance equal to two times annual salary with a minimum of $200,000 and a cap of $300,000 (or $400,000 with evidence of insurability), and additional coverage equal to five times annual salary ($1.0 million maximum) while traveling outside their home country on Company business.

•	Long-term disability benefits provide a monthly benefit of 60% of base salary up to a maximum of $10,000 per month.

•	Participation in our Statutory Profit Sharing Plan 401(k). Eligibility is effective at the date of hire. We use a safe harbor matching formula for Company contributions (dollar for dollar match up to 3% of pay; $0.50 for every dollar on the next 2% of pay subject to the statutory maximum). Participant and Company contributions are 100% vested from the date of contribution. At termination of employment, employees are eligible to receive their account balance in a lump sum.

•	All employees and their dependents are entitled to annual dental and vision care benefits of $1,500 and $250, respectively, per employee and dependent.
          We do not offer a pension plan or a non-qualified deferred compensation plan for executives or employees. In 2009, we did not offer perquisites to named executive officers or other employees. We offer relocation and foreign service premiums to employees serving in an international location. The amount of the premium will vary depending upon the living conditions, political situation and general safety conditions of the international location. Expatriate employees are also provided housing and utilities allowances where applicable. They also receive a cost of living allowance to cover the differential between normal living expenses in the host and home countries, and will continue to participate in the employee benefit plans available to home country employees.

Executive Compensation Mix
          The general mix of compensation for target-level performances in the annual incentive plan, plus the net annualized present value of long-term compensation grants, can range as follows, depending upon the executive. The Committee considered the following general percentage mix in establishing the total compensation for the Company’s named executive officers for 2009 target performance; however, since the Committee made the decision to defer performance-based incentive awards in an effort to preserve cash as noted above, the executives did not receive the bonus compensation portion of their overall compensation package. The other elements were not increased to compensate for this deferral. It is important to note that the influences on Company financial performance and stock price performance could significantly change the basic mix of compensation components as a percentage of total compensation:

For the CEO:	Base pay = 20%
Bonus compensation at target = 20%
Long-term compensation annualized = 60%

For the other named executives:	Base pay = 31% to 34%
Bonus compensation at target = 15% to 17%
Long-term compensation annualized = 48% to 53%
          A named executive officer’s annual base salary and annual performance-based incentive awards do not fluctuate as a result of increasing gains realized from equity awards. Thus, for example, if the stock price has grown significantly, resulting in large potential gains on vested stock awards, a named executive officer’s base salary or incentive award potential is not adjusted for that reason. However, the Committee would consider those gains in awarding additional equity compensation. Similarly, the Committee would not consider the earning of an unusually large cash incentive award to be a reason to reduce the equity awards or annual performance-based incentive award potential received by the executive in the following fiscal year. The Company views each compensation element as a different means of encouraging and promoting performance. These elements are designed to work in tandem, not against each other.
Tax and Accounting Implications of Executive Compensation
Deductibility of Executive Compensation
          As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986 which imposes a limit of $1.0 million on the amount that a publicly-held corporation may deduct in any year for the compensation paid or accrued with respect to its named executive officers unless the compensation is performance based. None of our executive officers currently receives compensation exceeding the limits imposed by Section 162(m). While we cannot predict with certainty how executive compensation might be affected in the future by Section 162(m) or applicable tax regulations issued, we intend to preserve the tax deductibility of all executive compensation while maintaining our executive compensation program as described in this discussion and analysis.
Employment Agreements
          We have entered into Executive Employee Agreements with Messrs. Edmiston, Speirs, Haynes, Nesselrode, and Oenbring. The contracts have an initial term, which automatically extends for one year upon each anniversary unless a one-year notice not to extend is given by the executive. The current term of the employment agreements is through May 31, 2010.
          Under certain terms of the Executive Employment Agreement for Mr. Edmiston, if we terminate employment without cause or notice, or he terminates for good reason, he is entitled to:
•	A lump sum amount equal to three years base salary;

•	An amount equal to three years of the maximum annual employer contribution made under our 401(k) plan;

•	Vesting of all stock options;

•	Vesting of restricted stock awards; and

•	Reimbursement of outplacement services.
          In exchange for these benefits, Mr. Edmiston has agreed to restrictions on his ability to compete with us for two years after termination of employment.
          Under the terms of each Executive Employment Agreement for the other named executive officers, if we terminate the named executive officer’s employment without cause or notice, or he terminates his employment for good reason, he is entitled to:
•	A lump sum amount equal to two years base salary;

•	An amount equal to two years of the maximum annual employer contribution made under our 401(k) plan;

•	Vesting of all stock options;

•	Vesting of restricted stock awards; and

•	Reimbursement of outplacement services.
          In exchange for these benefits, the named executive officers have each agreed to restrictions on their ability to compete with us for two years after termination of employment.
          See the table titled “Potential Payments under Termination or Change of Control” for details on the above information.
          The Committee believes the termination payment included in these employment agreements is needed to attract and retain the executives necessary to achieve our business objectives. However, the Committee also believes termination payments should not be guaranteed. Accordingly, a termination payment will not be paid if a termination occurs after notice and lapse of the notice period to terminate the employment agreement. Also, a termination payment will not be made if an executive resigns other than for good reason. Good reason under the employment contracts includes: (1) a material breach of the employment agreement by the Company; (2) failure to maintain or reelect the executive to his position; (3) a significant reduction of the executive’s duties, position or responsibilities; (4) a substantial reduction, without good business reasons, of the facilities and perquisites available to the executive; (5) a reduction by the Company of the executive’s monthly base salary; (6) failure of the Company to continue the executive’s participation in any bonus, incentive, profit sharing, performance, savings, retirement or pension policy, plan, program or arrangement on substantially the same or better basis relative to other participants; or (7) the relocation of the executive more than fifty miles from the location of the Company’s principal office.
Change of Control
          Since it is in our best interest to retain named executive officers during uncertain times who will act in the best interests of the stockholders without concern for personal outcome, our Executive Employment Agreements provide benefits in the event of loss of employment for employees in good standing due to a change of control. Change of control is defined as the acquisition of 50% or more of our voting stock, the cessation of the incumbent board to constitute a majority of the board, or the reorganization, merger, or sale or disposition of at least 50% of our assets where we are not the surviving entity.
          The CEO’s change of control benefits provide that upon occurrence of a change of control and the termination of the CEO without cause or he terminates for good reason, he will be entitled to:
•	A lump sum amount equal to three years base salary;

•	An amount equal to three years of the maximum annual employer contribution made under our 401(k) plan;

•	A lump sum amount equal to three times the amount of his highest annual bonus over the past three years;

•	Continuation of accident, life, disability, dental and health benefits for three years;

•	Excise tax reimbursement and gross up on the reimbursement;

•	Vesting of all stock options;

•	Vesting of restricted stock awards as if he remained an employee; and

•	Reimbursement of outplacement services.

          Change of control benefits for each of the other named executive officers provides that upon occurrence of a change of control and his termination without cause or the executive officer terminates for good reason, the executive officer will be entitled to:
•	A lump sum amount equal to two years base salary;

•	An amount equal to two years of the maximum annual employer contribution made under our 401(k) plan;

•	A lump sum amount equal to two times the amount of his highest annual bonus over the past three years;

•	Continuation of accident, life, disability, dental and health benefits for two years;

•	Excise tax reimbursement and gross up on the reimbursement;

•	Vesting of all stock options;

•	Vesting of restricted stock awards as if he remained an employee; and

•	Reimbursement of outplacement services.
          The change of control benefits in the employment agreements contain a double trigger in that both a change of control must occur and the executive must be terminated without cause or resign for good reason within a specified period of time after the change of control. The Committee believes that the double trigger avoids unnecessarily rewarding an executive when a change of control occurs and the executive’s status is not changed as a result. However, because of the significant uncertainty that can arise during a period of a potential or actual change of control, the Committee has provided greater benefits to the executive in the event of a termination resulting from a change of control. Change of control benefits are detailed in the “Potential Payments under Termination or Change of Control” table in the “Compensation of Executive Officers” section.
HUMAN RESOURCES COMMITTEE REPORT
          The Human Resources Committee has reviewed and discussed with management the Compensation Discussion and Analysis filed in this document. Based on such review and discussions, the Human Resources Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
H. H. Hardee, Committee Chairman
Igor Effimoff
R. E. Irelan
J. Michael Stinson

COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table
     The following table summarizes the compensation of the Company’s named executive officers for the three most recently completed fiscal years ended December 31, 2007, 2008, and 2009.

						Non-Equity
						Incentive
				Stock	Option	Plan
Name & Principal				Awards	Awards	Compensation	All Other
Position	Year	Salary	Bonus	($) (1)	($) (1)	(2)	Compensation		Total
James A. Edmiston	2009	$450,000	—	$207,000	$191,632	$452,534	$19,366	(3)	$1,320,532
President and Chief	2008	430,962	$428,000	—	643,333		$14,293	(4)	1,516,588
Executive Officer	2007	392,885	750,000	461,500	1,159,975		13,776	(5)	2,778,136
Stephen C. Haynes	2009	235,000	—	64,400	35,378	118,394	14,780	(6)	467,952
Vice President, Chief Financial Officer	2008	144,616	73,438	209,800	269,750		8,580	(7)	706,184
Robert Speirs	2009	300,000	—	69,000	36,852	145,822	383,977	(8)	935,651
Vice President,	2008	288,333	142,500	—	214,444	—	444,697	(9)	1,089,974
Eastern Operations	2007	260,000	250,000	230,750	371,190	—	388,023	(10)	1,499,963
Karl L. Nesselrode	2009	232,500	—	—	—	213,673	448,555	(11)	894,728
Vice President	2008	227,212	110,438	—	214,444	—	302,290	(12)	854,384
	2007	198,077	160,000	156,910	324,791	—	97,683	(13)	937,461
Patrick R. Oenbring	2009	300,000	—	69,000	44,223	167,960	22,256	(14)	603,439
Vice President, Western Operations	2008	213,462	116,875	505,000	787,148	—	66,337	(15)	1,688,822
Notes:
(1)	The amounts included represent the full grant date fair value of each restricted stock award and stock option award computed in accordance with ASC Topic 718 (formerly FAS123R). Harvest uses the Black-Scholes option pricing model to determine the value of each option grant on the date of grant. Harvest does not advocate or necessarily agree that the Black-Scholes option pricing module can properly determine the value of an option. Calculations for the named officers are based on a weighted average expected life of seven years, expected volatility of 68.9%, risk free interest rate of 3.5%, expected dividend yield of 0% and expected annual forfeitures of 3% for stock options and 0% for restricted stock.

(2)	In June 2009, Harvest issued stock appreciation rights (SAR) and restricted stock units (RSU). These instruments can be settled in cash or equity. Currently, no plan has been approved by the stockholders for equity settlement and Harvest is recording the liability and expense associated with the awards based on the fair market value of the stock. At December 31, 2009, Harvest’s closing price of $5.29 per share was used to calculate the liability and expense associated with these awards.

(3)	Includes $9,566 of Company paid group term life insurance premiums and $9,800 in Company 401(k) match.

(4)	Includes $5,093 of Company paid group term life insurance premiums and $9,200 in Company 401(k) match.

(5)	Includes $4,776 of Company paid group term life insurance premiums and $9,000 in Company 401(k) match.

(6)	Includes $4,980 of Company paid group term life insurance premiums and $9,800 in Company 401(k) match.

(7)	Includes $2,795 of Company paid group term life insurance premiums and $5,785 in Company 401(k) match.

(8)	Includes $175,875 for foreign housing and living expenses, $57,612 for cost of living adjustment, $35,985 for vacation allowance, $34,000 for transportation allowance, $28,500 for foreign service premium, $51,269 for foreign taxes, $736 of Company paid group term life insurance premiums.

(9)	Includes $203,340 for foreign housing and living expenses, $66,668 for cost of living adjustment, $33,333 for vacation allowance, $30,827 for transportation allowance, $44,333 for foreign service premium, $25,550 for foreign taxes, $39,910 in Company relocation reimbursements and $736 of Company paid group term life insurance premiums.

(10)	Includes $211,703 for foreign housing and living expenses, $72,071 for cost of living adjustment, $15,000 for vacation allowance, $22,780 for transportation allowance, $76,000 for foreign service premium, ($9,934) for foreign taxes, and $403 of Company paid group term life insurance premiums.

(11)	Includes $163,419 for foreign housing and living expenses, $55,805 for cost of living adjustment, $17,250 for vacation allowance, and $76,000 for foreign service premium, $122,509 for foreign taxes, $3,772 of Company paid group term life insurance premiums and $9,800 in Company 401(K) match.

(12)	Includes $153,101 for foreign housing and living expenses, $20,934 for cost of living adjustment, $26,176 for vacation allowance, $76,000 for foreign service premium, $13,107 for foreign taxes, $3,772 of Company paid group term life insurance premiums and $9,200 in Company 401(K) match.

(13)	Includes $24,053 for foreign housing and living expenses, $3,174 for cost of living adjustment, $18,333 for relocation allowance, $10,068 for vacation allowance, $29,231 for foreign service premium, $3,824 of Company paid group term life insurance premiums and $9,000 in Company 401(K) match.

(14)	Includes $12,456 of Company paid group term life insurance premiums and $9,800 in Company 401(K) match.

(15)	Includes $50,000 in signing bonus, $7,137 of Company paid group term life insurance premiums and $9,200 in Company 401(K) match.

Grants of Plan-Based Awards
     The following table shows information concerning options to purchase common stock granted to each of the named executive officers during 2009.

										All Other			Grant
										Stock	All Other		Date
										Awards:	Option		Fair
										Number	Awards:	Exercise	Value
		Non-		Estimated Future Payouts			Estimated Future Payouts			of	Number of	or Base	Stock
		Equity		Under Non-Equity			Under Equity Incentive			Shares of	Securities	Price of	and
		Incentive		Incentive Plan Awards(2)			Plan Awards(2)			Stock	Underlying	Option	Option
	Grant	Awards		Threshold	Target	Max.	Threshold	Target	Max.	or Units	Options (3)	Awards	Awards (4)
Name	Date	(1)		($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)
James A. Edmiston	6/18/2009	90,000	(5)								65,000	$4.595	$191,632
	6/18/2009	20,000	(6)							45,000			$207,000
Stephen C. Haynes	6/18/2009	17,000	(5)								12,000	$4.595	$35,378
	6/18/2009	10,000	(6)							14,000			$64,400
Robert Speirs	6/18/2009	20,000	(5)								12,500	$4.595	$36,852
	6/18/2009	13,000	(6)							15,000			$69,000
Karl L. Nesselrode	6/18/2009	28,000	(5)
	6/18/2009	20,000	(6)
Patrick R. Oenbring	6/18/2009	23,000	(5)								15,000	$4.595	$44,223
	6/18/2009	15,000	(6)							15,000			$69,000
Notes:
(1)	In June 2009, Harvest issued stock appreciation rights (SAR) and restricted stock units (RSU). These instruments can be settled in cash or equity. Currently, no plan has been approved by the stockholders for equity settlement and Harvest is recording the liability and expense associated with the awards based on the fair market value of the stock.

(2)	There were no thresholds, targets, or maximums for the performance based incentive awards.

(3)	All options granted vest 1/3 each year over a three year period. Harvest granted options representing 117,000 shares to employees in 2009.

(4)	The amounts included represent the full grant date fair value of each restricted stock award and stock option award computed in accordance with ASC Topic 718 (formerly FAS123R) as described in Notes to the Consolidated Financial Statements, Note 5 — Stock Option and Stock Purchase Plans, in our Annual Report on Form 10-K for the year ended 2009.

(5)	A “SAR” is a right to receive on the Exercise Date, after vesting thereof, for each share of stock underlying the SAR with respect to which the SAR is exercised, an amount equal to the excess of (a) the Fair Market Value of one share of the stock on the Exercise Date over (b) 100 percent of the Fair Market Value of one share of the stock determined as of the Grant Date (the SAR Exercise Price). The grant date for these SARS was June 18, 2009, and the exercise price is $4.595 per share. The SARS vest 1/3 each year beginning on June 18, 2012 and expire after seven years on June 18, 2016.

(6)	A “Stock Unit” is a right to receive on the Payment Date, after vesting thereof, a cash amount equal to the Fair Market Value of one share of the stock on the Payment Date. These stock units vest 1/3 each year beginning June 18, 2012.

Outstanding Equity Awards at Fiscal Year End
     The following table shows information concerning outstanding equity awards as of December 31, 2009 held by the named executive officers.

	Option Awards						Stock Awards
								Market	Equity		Equity
			Equity					Value of	Incentive		Incentive
			Incentive				Number	Shares or	Plan Awards:		Plan Awards:
			Plan				of Shares	Units of	Number of		Market or
			Number of				Or Units	Stock	Unearned		Payout Value
	Number of Securities		Securities				of Stock	That	Shares, Units		of Unearned
	Underlying		Underlying				That	Have	or Other		Shares, Units
	Unexercised		Unexercised		Option		Have	Not	Rights		Or Other Rights
	Options		Unearned		Exercise	Option	Not	Vested	That Have		That Have
	(#)		Options		Price	Expiration	Vested	(1) (2)	Not Vested		Not Vested
Name	Exercisable	Unexercisable	(#)		($)	(Date)	(#)	($)	(#)		($)
James A. Edmiston	100,000				$13.585	9/1/2014
	75,000				$12.795	3/4/2015
			85,000	(3)	$10.800	9/15/2015
			165,000	(3)	$10.800	9/15/2015
									250,000	(4)
	17,000				$9.605	3/2/2016
	24,334				$9.605	3/2/2016
	100,000	150,000			$9.625	02/27/2014	50,000	$267,500
	40,000	80,000			$10.175	5/15/2015
		65,000			$4.595	6/18/2016	45,000	240,750
Stephen C. Haynes	16,667	33,333			$10.245	5/19/2015	20,000	107,000
		12,000			$4.595	6/18/2016	14,000	74,900
Robert Speirs	80,000	—			$13.690	6/1/2016
	32,000	48,000			$9.625	2/27/2014	25,000	133,750
	13,333	26,667			$10.175	5/15/2015
		12,500			$4.595	6/18/2016	15,000	80,250
Karl L. Nesselrode	36,000				$7.100	1/17/2013
	8,000				$13.010	5/26/2014
	20,000				$12.795	3/4/2015
	13,334				$9.605	3/2/2016
	28,000	42,000			$9.625	2/27/2014	17,000	90,950
	13,333	26,667			$10.175	5/15/2015
Patrick R. Oenbring	40,000	80,000			$12.625	4/14/2015	40,000	214,000
		15,000			$4.595	6/18/2016	15,000	80,250

(1)	The market value of shares is based upon the average of the high and low market prices on December 31, 2009.

(2)	The market value of units of stock is based upon the difference between the grant price and $5.35, the average of the high and low market prices on December 31, 2009.

(3)	These options vest 1/3 on the last to occur of September 15, 2006 and the date on which the average of the stock price for 10 consecutive trading days is greater than $20 per share. Vesting of 1/3 on September 15, 2007 and 2008 is subject to the same $20 per share condition.

(4)	This stock unit is a right to receive, after vesting, a cash amount equal to the difference between the closing price of the stock on September 15, 2005 and the price of the stock on the date the payment is distributed. Vesting is 1/3 on the last to occur of September 15, 2006 and the date on which the average of the stock price for 10 consecutive trading days is greater than $25 per share. Vesting of 1/3 on September 15, 2007 and 2008 is subject to the same $25 per share condition.

Options Exercised and Stock Vested
          The following table provides information regarding the exercise of stock options during 2009 by the named executive officers.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name	Exercise	Exercise	Vesting	Vesting
James A. Edmiston	—	—	7,000	$21,910
Stephen Haynes	—	—	—	—
Robert Speirs	—	—	20,000	105,400
Karl L. Nesselrode	—	—	5,000	15,650
Patrick R. Oenbring	—	—	—	—
Potential Payments Under Termination or Change of Control
          The tables below reflect the additional compensation to the named executive officers of the Company under the terms of their Executive Employment Agreements in the event of termination without cause or without proper notice, termination following change of control, or termination for disability or death. See Compensation Discussion and Analysis — Employment Agreements and Change of Control above for a description of the terms of the Executive Employment Agreements. The amounts shown in the tables assume that such termination was effective as of December 31, 2009, and thus include estimated amounts earned through that date which would be paid out to the executives. The actual amounts can only be determined at the time of separation from the Company.

			Termination
			For Good
		Voluntary	Reason or
		Termination	Termination
	Voluntary	Without	Due to	For Cause
	Termination	Cause or	Change in	Termination		Disability
Executive Compensation and Benefits-	on	Notice on	Control on	On	Death on	On
James Edmiston	12/31/2009	12/31/2009	12/31/2009	12/31/2009	12/31/2009	12/31/2009

Compensation:
Base Salary		$1,350,000	$1,350,000		$1,350,000	$1,350,000
Short-term Incentive (100% of base salary)		0	2,250,000		0	0
Long-term Incentives
Stock Options (Intrinsic Value)		45,175	45,175		45,175	45,175
Restricted Shares		555,450	555,450		555,450	555,450
Benefits and Perquisites:
Outplacement		20,000	20,000		—	—
Life Insurance Proceeds		—	—		300,000	—
Excise Tax Gross Up		—	$1,820,749		—	—
Disability Benefits per year *		—			—	120,000
Medical, Dental, Life, Disability and Accident Insurance		—	86,754		—	—
401(k) Employer Match		—	29,400		—	—

Total		$1,970,625	$6,157,528		$2,250,625	$2,070,625

*	until no longer disabled or Social Security Retirement Age

			Termination
			For Good
		Voluntary	Reason or
		Termination	Termination
	Voluntary	Without	Due to	For Cause
	Termination	Cause or	Change in	Termination		Disability
Executive Compensation and Benefits-	on	Notice on	Control on	On	Death on	On
Stephen Haynes	12/31/2009	12/31/2009	12/31/2009	12/31/2009	12/31/2009	12/31/2009

Compensation:
Base Salary		$470,000	$470,000		$470,000	$470,000
Short-term Incentive (50% of base salary)		0	146,876		0	0
Long-term Incentives
Stock Options (Intrinsic Value)		8,340	8,340		8,340	8,340
Restricted Shares		74,060	74,060		74,060	74,060
Benefits and Perquisites:
Outplacement		20,000	20,000		—	—
Life Insurance Proceeds		—	—		300,000	—
Excise Tax Gross Up		—	238,160		—	—
Disability Benefits per year *		—	—		—	120,000
Medical, Dental, Life, Disability and Accident Insurance		—	48,663		—	—
401(k) Employer Match		—	20,000		—	—

Total		$572,400	$1,026,099		$852,400	$672,400

*	until no longer disabled or Social Security Retirement Age

			Termination
			For Good
		Voluntary	Reason or
		Termination	Termination
	Voluntary	Without	Due to	For Cause
	Termination	Cause or	Change in	Termination		Disability
Executive Compensation and Benefits-	on	Notice on	Control on	On	Death on	On
Robert Speirs	12/31/2009	12/31/2009	12/31/2009	12/31/2009	12/31/2009	12/31/2009

Compensation:
Base Salary		$600,000	$600,000		$600,000	$600,000
Short-term Incentive (50% of base salary)		0	500,000		0	0
Long-term Incentives
Stock Options (Intrinsic Value)		8,688	8,688		8,688	8,688
Restricted Shares		211,600	211,600		211,600	211,600
Benefits and Perquisites:
Outplacement		20,000	20,000		—	—
Life Insurance Proceeds		—	—		300,000	—
Excise Tax Gross Up		—	—		—	—
Disability Benefits per year *		—	—		—	120,000
Medical, Dental, Life, Disability and Accident Insurance		—	38,555		—	—
401(k) Employer Match		—	—		—	—

Total		$840,288	$1,378,846		$1,120,288	$940,288

*	until no longer disabled or Social Security Retirement Age

			Termination
			For Good
		Voluntary	Reason or
		Termination	Termination
	Voluntary	Without	Due to	For Cause
	Termination	Cause or	Change in	Termination		Disability
Executive Compensation and Benefits-	on	Notice on	Control on	On	Death on	On
Karl Nesselrode	12/31/2009	12/31/2009	12/31/2009	12/31/2009	12/31/2009	12/31/2009

Compensation:
Base Salary		$465,000	$465,000		$465,000	$465,000
Short-term Incentive (50% of base salary)		0	320,000		0	0
Long-term Incentives
Stock Options (Intrinsic Value)		—	—		—	—
Restricted Shares		89,930	89,930		89,930	89,930
Benefits and Perquisites:
Outplacement		20,000	20,000		—	—
Life Insurance Proceeds		—	—		300,000	—
Excise Tax Gross Up		—	—		—	—
Disability Benefits per year *		—	—		—	120,000
Medical, Dental, Life, Disability and Accident Insurance		—	65,864		—	—
401(k) Employer Match		—	20,000		—	—

Total		$574,930	$980,794		$854,930	$674,930

*	until no longer disabled or Social Security Retirement Age

			Termination
			For Good
		Voluntary	Reason or
		Termination	Termination
	Voluntary	Without	Due to	For Cause
	Termination	Cause or	Change in	Termination		Disability
Executive Compensation and Benefits-	on	Notice on	Control on	On	Death on	On
Patrick Oenbring	12/31/2009	12/31/2009	12/31/2009	12/31/2009	12/31/2009	12/31/2009

Compensation:
Base Salary		$600,000	$600,000		$600,000	$600,000
Short-term Incentive (50% of base salary)		0	233,750		0	0
Long-term Incentives
Stock Options (Intrinsic Value)		10,425	10,425		10,425	10,425
Restricted Shares		290,950	290,950		290,950	290,950
Benefits and Perquisites:
Outplacement		20,000	20,000		—	—
Life Insurance Proceeds		—	—		300,000	—
Excise Tax Gross Up		—	—		—	—
Disability Benefits per year *		—	—		—	120,000
Medical, Dental, Life, Disability and Accident Insurance		—	53,089		—	—
401(k) Employer Match		—	20,000		—	—

Total		$921,375	$1,228,214		$1,201,375	$1,021,375

*	until no longer disabled or Social Security Retirement Age

STOCK OWNERSHIP
Directors and Executive Officers
          The following table shows the amount of our common stock beneficially owned (unless otherwise indicated) by our directors and nominees for director, each named executive officer and our directors and executive officers as a group. Except as otherwise indicated, all information is as of March 31, 2010.
          The number of shares beneficially owned by each director or executive officer is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after March 31, 2010 through the exercise of stock options or other rights. Unless otherwise indicated, each person has sole investment and voting power (or shares such powers with his spouse) with respect to the shares set forth in the following table.

		Amount and Nature of
		Beneficial Ownership
	Number of Shares	Shares	Total	Percent
	Beneficially	Acquirable	Beneficial	Of Shares
Name of Beneficial Owner	Owned(1)	Within 60 Days	Ownership	Outstanding(2)
James A. Edmiston	176,000	446,334	622,334	1.87%
Stephen C. Haynes	34,000	33,333	67,333	*
Keith L. Head	23,000	63,333	86,333	*
G. Michael Morgan	62,500	66,667	129,167	*
Karl L. Nesselrode	32,537	146,001	178,538	*
Patrick R. Oenbring	55,000	80,000	135,000	*
Robert Speirs	90,400	154,667	245,067	*
Stephen D. Chesebro’	313,854	15,000	328,854	*
Igor Effimoff	24,000	6,667	30,667	*
H. H. Hardee	132,000	75,000	207,000	*
Robert E. Irelan	33,000	6,667	39,667	*
Patrick M. Murray	166,854	15,000	181,854	*
J. Michael Stinson	43,000	15,000	58,000	*

All current directors and executive officers as a group of thirteen persons	1,186,145	1,123,669	2,309,814	6.94	%(3)

*	Represents less than 1% of the Company’s outstanding common stock.

(1)	This number does not include common stock which our directors or officers have a right to acquire within 60 days of March 31, 2010.

(2)	Percentages are based upon 33,260,554 shares of common stock outstanding on March 31, 2010.

(3)	Percentage should be calculated assuming that the vested options have been exercised by the individual for whom the percent is being calculated.

Certain Beneficial Owners
          The following table shows the amount of our common stock beneficially owned by any person or group that is the direct or beneficial owner of more than 5% of our common stock as of March 31, 2010.

	Aggregate Number	Percent of
	of Shares	Shares
Name and Address	Beneficially Owned(1)	Outstanding(2)
Pabrai (Mohnish)(3) 114 Pacifica, Suite 240 Irvine, CA 92618-3321	4,771,814	14.35%
Dimensional Fund Advisors, Inc.(4) Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	2,699,910	8.12%
BlackRock, Inc.(5) 40 East 52nd Street New York, NY 10022	2,180,361	6.56%
Cumberland Associates, L.L.C.(6) 1114 Avenue of the Americas New York, NY 10036	1,728,894	5.20%

(1)	The stockholder has sole voting and dispositive power over the shares indicated unless otherwise disclosed.

(2)	The percentage of common stock is based upon information provided by the New York Stock Exchange on March 31, 2010.

(3)	The address and aggregate number of shares beneficially owned by Pabrai (Mohnish) are based upon a Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2010, and subsequently filed Form 4s.

(4)	The address and aggregate number of shares beneficially owned by Dimensional Fund Advisors, Inc. are based upon a Schedule 13G filed with the Securities and Exchange Commission February 9, 2009.

(5)	The address and aggregate number of shares beneficially owned by BlackRock, Inc. are based upon a Schedule 13G filed with the Securities and Exchange Commission January 29, 2010.

(6)	The address and aggregate number of shares beneficially owned by Cumberland Associates, L.L.C. are based upon a Schedule 13G/A filed with the Securities and Exchange Commission on February 5, 2010.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
          Section 16(a) of the Securities Exchange Act of 1934 (“Section 16(a)”) requires our directors, executive officers and beneficial holders of more than 10% of our common stock to file reports with the SEC regarding their ownership and changes in ownership of our stock. To our knowledge, during fiscal 2009, our officers, directors and 10% stockholders complied with all Section 16(a) filing requirements. In making this statement, we have relied upon the written representations of our directors and officers.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
          Our Code of Business Conduct and Ethics (the “Code”) applies to all of our directors, officers and employees. Under our Code, individuals subject to the Code and their family members must knowingly avoid owning any interest (other than nominal amounts of stock in publicly traded companies) in any supplier or customer; consulting with, or being an employee of, any customer, lessor, lessee, contractor, supplier or competitor; purchasing from, or selling to us, assets, goods or services; or serving on the board of directors of any customer, lessor, lessee, contractor, supplier or competitor, except where full disclosure of all facts is made known to us in advance to permit us to protect our interests. Each year we require our executive officers to certify their compliance with the Code. Our Audit Committee has oversight compliance responsibilities for the Code. Exceptions to the Code are reported to the Audit Committee. Waivers of the Code for officers and directors may only be granted by the Board and waivers for employees may only be granted by the CEO and reported to the Audit Committee. No waivers of the Code were granted in 2009. In addition to the Code, each year we require our directors and executive officers to disclose in writing certain transactions and relationships and this information is used in preparing the proxy statement and in making independence determinations for directors.
          For the purposes of this Proxy Statement, the Company has no transactions to describe pursuant to SEC Regulation S-K Item 404 (a).

REPORT OF THE AUDIT COMMITTEE
          We have reviewed and discussed our audited financial statements for the year ended December 31, 2009 with management and PricewaterhouseCoopers LLP, our independent registered public accounting firm. In addition, we discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 Communication with Audit Committees (AICPA, Professional Standards, Volume 1, AU Section 380), as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, with respect to those statements.
          We have received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and have discussed with PricewaterhouseCoopers LLP its independence in connection with its audit of the Company’s most recent financial statements.
          Based upon these reviews and discussions, and management’s assurances, we recommend to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.
          The information in the foregoing paragraphs shall not be deemed to be soliciting material, or be filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C or to liabilities of Section 18 of the Securities Act of 1933, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate these paragraphs by reference.
Patrick M. Murray, Chairman
Igor Effimoff
H.H. Hardee
J. Michael Stinson

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          During 2009, PricewaterhouseCoopers LLP served as our independent registered public accounting firm and provided certain tax and consulting services. Representatives of PricewaterhouseCoopers LLP are expected to attend the annual meeting of stockholders where they will be available to respond to questions and, if they desire, to make a statement.
          Audit Fees. The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered in connection with the audit of our annual financial statements for 2008 and 2009, the review of the financial statements in our quarterly reports and the filing of our registration statement was $693,000 and $823,000, respectively.
          Audit-Related Fees. The aggregate fees billed by PricewaterhouseCoopers LLP for assurance and related services related to the performance of the audit or review of our financial statements and not included as “Audit Fees” above for 2008 and 2009 were $12,500 and $22,360, respectively.
          Tax Fees. Professional services billed by PricewaterhouseCoopers LLP for tax compliance, tax advice and tax planning in 2008 and 2009 were $27,200 and $22,100, respectively.
          All Other Fees. There were no other fees paid to our independent registered public accounting firm in 2008 or 2009.
          All of the foregoing fees were approved by the Audit Committee.
          Audit Committee Pre-Approval Policies and Procedures. The Audit Committee’s Charter provides that our independent registered public accounting firm may provide only those services pre-approved by the Audit Committee, subject to de minimus exceptions for non-audit services described in the rules and regulations of the SEC which are subsequently ratified by the Audit Committee prior to completion of the audit. The Audit Committee annually reviews and pre-approves the audit, review, attestation and permitted non-audit services to be provided during the next audit cycle by the independent registered public accounting firm. To the extent practicable, at the same meeting the Audit Committee also reviews and approves a budget for each of such services.
          The Audit Committee may delegate to a member(s), the authority to grant pre-approvals under its policy with respect to audit and permitted non-audit services, provided that any such grant of pre-approval shall be reported to the full Audit Committee no later than its next scheduled meeting.
          The Audit Committee has concluded that the provision of non-audit services is compatible with maintaining the registered public accounting firm’s independence.

QUESTIONS AND INFORMATION REGARDING THE ANNUAL MEETING AND STOCKHOLDER PROPOSALS
Q.	What shares owned by me can be voted?

A:	You may vote all shares owned by you as of the close of business on March 31, 2010, the record date. These shares include those (1) held directly in your name as a stockholder of record and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee.

Q.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Wells Fargo Bank, N.A., you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting. We have enclosed a proxy card for your use.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting. Your broker or nominee has enclosed a voting instruction card for your use.

Q:	How can I vote my shares in person at the meeting?

A:	Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification.

Even if you currently plan to attend the annual meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later cannot attend or decide not to attend the meeting.

Q:	How can I vote my shares without attending the meeting?

A:	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone or mail. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

By Internet — If you have Internet access, you may submit your proxy from any location in the world by following the “Vote by Internet” instructions on the proxy card.

By Telephone — If you live in the United States or Canada, you may submit your proxy by following the “Vote by Telephone” instructions on the proxy card.

By Mail — You may do this by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee and mailing it in the enclosed, postage prepaid and addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below in “How are votes counted?”

Q:	Can I change my vote?

A:	You may change your proxy instructions at any time prior to the vote at the annual meeting. For shares held directly in your name, you may accomplish this by granting a new proxy by Internet, telephone or mail. For shares held beneficially by you, you may accomplish this by submitting new voting instructions to your broker or nominee. Proxies are revocable by written notice to the Secretary of the Company at our address set forth on the cover of this Proxy Statement, or by delivery of a later dated proxy, at any time prior to their exercise. Proxies may also be revoked by a stockholder attending and voting in person at the meeting. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

Q:	What is the quorum requirement for the meeting?

A:	The quorum requirement for holding the meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

Q:	How are votes counted?

A:	In the election of directors, you may vote “FOR” all of the nominees, or your vote may be “WITHHELD” for one or more of the nominees, in which case your vote will be FOR all the nominees from whom you do not specifically withhold your vote. Abstentions and broker non-votes will not be treated as a vote for or against a particular director and will not affect the outcome of the election of directors.

For the ratification of independent registered public accounting firm, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN,” it has the same effect as a vote “AGAINST.”

For the proposal to approve the Harvest Natural Resources 2010 Long Term Incentive Plan, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN,” it has the same effect as a vote “AGAINST.”

If you sign your proxy card or broker instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board of Directors.

Q:	What is the voting requirement to approve each of the proposals?

A:	In the election of directors, the seven persons receiving the highest number of “FOR” votes will be elected.

The ratification of the appointment of independent registered public accounting firm requires the affirmative “FOR” vote of a majority of those shares present, in person or by proxy, and entitled to vote. Broker non-votes will have no effect on the outcome of this proposal.

Under our bylaws, the affirmative vote of the majority of the shares of common stock present or represented at the meeting and entitled to vote on the matter is required for the approval of the 2010 Plan. Accordingly, for purposes of approval under our bylaws, shares abstaining and broker non-votes will have no effect on voting on this proposal. However, for this proposal, the New York Stock Exchange requires not only the approval of a majority of the votes cast on the proposal, but also that the total votes cast on the proposal represent over 50% in interest of all of our common stock outstanding as of the record date. Accordingly, for purposes of approval under applicable rules of the New York Stock Exchange, an abstention would be treated as a vote cast against the proposal and a broker non-vote would not affect the determination of whether a majority of votes were cast to approve the proposal and would also not be counted towards the determination of whether over 50% in interest of all of our common stock outstanding as of the record date was represented by the votes cast.

Q:	What does it mean if I receive more than one proxy or voting instruction card?

A:	It means you have shares which are registered in different ways or are held in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:	Where can I find the voting results of the meeting?

A:	We will announce preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of 2010.

Q:	What happens if additional proposals are presented at the meeting?

A:	Other than the three proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, Stephen C. Haynes and Keith L. Head, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

Q:	What classes of shares are entitled to be voted?

A:	There is only one class of common stock. Each share of our common stock outstanding as of the close of business on March 31, 2010, the record date, is entitled to one vote at the annual meeting. On the record date, we had 33,260,554 shares of common stock outstanding.

Q:	Who will count the vote?

A:	A representative of Wells Fargo Bank, N.A., our transfer agent, will tabulate the votes and act as the inspector of election.

Q:	Is my vote confidential?

A:	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by our Board. Occasionally, stockholders provide written comments on their proxy cards which are then forwarded to our management.

Q:	Who will bear the cost of soliciting votes for the meeting?

A:	The cost of this proxy solicitation will be borne by the Company. We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials, except that certain expenses for Internet access will be incurred by you if you choose to access the proxy materials or vote over the Internet. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who, except in the case of non-executive directors, will not receive any additional compensation for such solicitation activities. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

Q:	May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?

A:	You may submit proposals for consideration at future stockholder meetings, including director nominations.

Under the Securities and Exchange Commission rules, stockholder proposals for our 2011 annual meeting of stockholders must be received at our principal executive offices by February 20, 2011 to be eligible for inclusion in our proxy materials relating to that meeting.

Under the Company’s Bylaws, other stockholder proposals that are proposed to be brought before the 2011 annual meeting (outside the process of the SEC’s rule on stockholder proposals) must be delivered to or mailed and received at the principal executive offices of the Company, not less than 60 days nor more than 180 days prior to the anniversary date of the immediately preceding annual meeting (which, for the 2011 annual meeting, would be no earlier than November 22, 2010, and no later than March 21, 2011); provided, however, that in the event that the date of the annual meeting is more than 45 days later than the anniversary date of the immediately preceding annual meeting (which, for the 2011 annual meeting, would be after July 5, 2011), nominations by the stockholder to be timely must be received not later than the close of business on the tenth day following the earlier of the date on which a written statement setting forth the date of the annual meeting was mailed to stockholders or the date on which it is first disclosed to the public. Nominations for directors must be submitted as described on page 5 of this proxy statement.

Any stockholder proposals must be in writing and addressed to the attention of our Corporate Secretary. We reserve the right to reject, rule out of order, or take other appropriate actions with respect to any proposal or nomination that does not comply with these and other applicable requirements.

By Order of the Board of Directors Keith L. Head Vice President, General Counsel and Corporate Secretary April 6, 2010

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APPENDIX A
HARVEST NATURAL RESOURCES
2010 LONG TERM INCENTIVE PLAN
ARTICLE I
ESTABLISHMENT, PURPOSE AND DURATION
     1.1 Establishment. The Company hereby establishes an incentive compensation plan, to be known as the “Harvest Natural Resources 2010 Long Term Incentive Plan”, as set forth in this document. The Plan permits the grant of Options, SARs, Restricted Stock, RSUs, Performance Awards, Other Stock-Based Awards and Cash-Based Awards. The Plan shall become effective on the later of (a) the date the Plan is approved by the Board and (b) the date the Plan is approved by the stockholders of the Company (the “Effective Date”).
     1.2 Purpose of the Plan. The Plan is intended to advance the best interests of the Company, its Affiliates and its stockholders by providing those persons who have substantial responsibility for the management and growth of the Company and its Affiliates with additional performance incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in their employment or affiliation with the Company or its Affiliates.
     1.3 Duration of the Plan. The Plan shall continue indefinitely until it is terminated pursuant to Section 14.1. No ISOs may be granted under the Plan on or after the tenth anniversary of the Effective Date. The applicable provisions of the Plan will continue in effect with respect to an Award granted under the Plan for as long as such Award remains outstanding.
ARTICLE II
DEFINITIONS
     The words and phrases defined in this Article shall have the meaning set out below throughout the Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower or different meaning.
     2.1 “Affiliate” means any corporation, partnership, limited liability company or association, trust or other entity or organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (a) to vote more than fifty percent (50%) of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (b) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

     2.2 “Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, RSUs, Performance Awards, Other Stock-Based Awards and Cash-Based Awards, in each case subject to the terms and provisions of the Plan.
     2.3 “Award Agreement” means either (a) a written agreement entered into by the Company and a Holder setting forth the terms and provisions applicable to an Award granted under the Plan, or (b) a written or electronic statement issued by the Company to a Holder describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Holder.
     2.4 “Board” means the board of directors of the Company.
     2.5 “Cash-Based Award” means an Award granted pursuant to Article XI.
     2.6 “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.
     2.7 “Committee” means (a) in the case of an Award granted to a Director, the Board, and (b) in the case of any other Award granted under the Plan, the Compensation Committee of the Board. Each member of the Committee in respect of his or her participation in any decision with respect to an Award that is intended to satisfy the requirements of section 162(m) of the Code must satisfy the requirements of “outside director” status within the meaning of section 162(m) of the Code; provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. For all purposes of the Plan, the Chief Executive Officer of the Company shall be deemed to be the “Committee” with respect to Awards granted by him pursuant to Section 4.1.
     2.8 “Company” means Harvest Natural Resources, Inc., a Delaware corporation, or any successor (by reincorporation, merger or otherwise).
     2.9 “Consultant” means a person who is hired by the Company or a subsidiary of the Company as an independent contractor, leased employee, or consultant or who is a person otherwise designated by the Committee as eligible to participate in the Plan, and who is not an Employee or Director.
     2.10 “Corporate Change” shall have the meaning ascribed to that term in Section 4.7(c).
     2.11 “Covered Employee” means an Employee who is or is reasonably expected to become a “covered employee,” as defined in section 162(m) of the Code and the regulations or other guidance promulgated by the Internal Revenue Service under section 162(m) of the Code, or any successor statute.
     2.12 “Director” means a director of the Company who is not an Employee.

     2.13 “Disability” means as determined by the Committee in its discretion exercised in good faith, (a) in the case of an Award that is exempt from the application of the requirements of Section 409A, a physical or mental condition of the Holder that would entitle him to payment of disability income payments under the Company’s long-term disability insurance policy or plan for employees as then in effect; or in the event that the Holder is a Director or is not covered, for whatever reason, under the Company’s long-term disability insurance policy or plan for employees or in the event the Company does not maintain such a long-term disability insurance policy, “Disability” means a permanent and total disability as defined in section 22(e)(3) of the Code and (b) in the case of an Award that is not exempt from the application of the requirements of Section 409A, (i) the Holder is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) the Holder is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company. A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Holder shall submit to an examination by such physician upon request by the Committee.
     2.14 “Dividend Equivalent” means a payment equivalent in amount to dividends paid to the Company’s stockholders. Notwithstanding anything else in the Plan to the contrary, Dividend Equivalents may not be paid currently on Performance Awards; instead, Dividend Equivalents on such Awards may accrue and be paid when and to the extent that the underlying shares of Stock are earned or paid out.
     2.15 “Effective Date” shall have the meaning ascribed to that term in Section 1.1.
     2.16 “Employee” means any person employed by the Company or an Affiliate on a full-time salaried basis. The term “Employee” shall not include a person hired by the Company or a subsidiary of the Company as an independent contractor, leased employee, or consultant.
     2.17 “Fair Market Value of the Stock as of any particular date means,
          (a) if the Stock is traded on a stock exchange,
     (i) and if the Stock is traded on that date, the closing sale price of the Stock on that date; or
     (ii) and if the Stock is not traded on that date, the closing sale price of the Stock on the last trading date immediately preceding that date;
     as reported on the principal securities exchange on which the Stock is traded; or
          (b) if the Stock is traded in the over-the-counter market,
     (i) and if the Stock is traded on that date, the average between the high bid and low asked price on that date; or

     (ii) and if the Stock is not traded on that date, the average between the high bid and low asked price on the last trading date immediately preceding that date;
as reported in such over-the-counter market; provided, however, that (x) if the Stock is not so traded, or (y) if, in the discretion of the Committee, another means of determining the fair market value of a share of Stock at such date shall be necessary or advisable, the Committee may provide for another method or means for determining such fair market value, which method or means shall comply with the requirements of a reasonable valuation method as described under Section 409A.
     2.18 “Fiscal Year” means the Company’s fiscal year.
     2.19 “Freestanding SAR” means a SAR that is granted pursuant to Article VI independently of any Option.
     2.20 “Full Value Award” means an Award other than in the form of an ISO, NSO, or SAR, and which is settled by the issuance of shares of Stock.
     2.21 “Holder” means a person who has been granted an Award or any person who is entitled to receive shares of Stock or cash under an Award.
     2.22 “ISO” means an Option that is intended to be an “incentive stock option” that satisfies the requirements of section 422 of the Code.
     2.23 “Minimum Statutory Tax Withholding Obligation” means, with respect to an Award, the amount the Company or an Affiliate is required to withhold for foreign, federal, state and local taxes based upon the applicable minimum statutory withholding rates required by the relevant tax authorities.
     2.24 “NSO” means an Option that is intended to be a “nonqualified stock option” that does not satisfy the requirements of section 422 of the Code.
     2.25 “Option” means an option to purchase Stock granted pursuant to Article V.
     2.26 “Optionee” means a person who has been granted an Option or any other person who is entitled to exercise an Option under the Plan.
     2.27 “Option Price” shall have the meaning ascribed to that term in Section 5.4.
     2.28 “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms and provisions of the Plan that is granted pursuant to Article X.
     2.29 “Parent Corporation” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

     2.30 “Performance Award” means an Award designated as a performance award granted pursuant to Article IX.
     2.31 “Performance-Based Compensation” means compensation under an Award that satisfies the requirements of section 162(m) of the Code for deductibility of remuneration paid to Covered Employees.
     2.32 “Performance Goals” means one or more of the criteria described in Section 9.12 on which the performance goals applicable to an Award are based.
     2.33 “Performance Stock Award” shall have the meaning ascribed to that term in Section 9.1.
     2.34 “Performance Unit Award” shall have the meaning ascribed to that term in Section 9.1.
     2.35 “Period of Restriction” means the period during which Restricted Stock is subject to a substantial risk of forfeiture (based on the passage of time, the achievement of Performance Goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article VII.
     2.36 “Plan” means the Harvest Natural Resources 2010 Long Term Incentive Plan, as set forth in this document as it may be amended from time to time.
     2.37 “Restricted Stock” means shares of restricted Stock issued or granted under the Plan pursuant to Article VII.
     2.38 “Restricted Stock Award” means an authorization by the Committee to issue or transfer Restricted Stock to a Holder.
     2.39 “RSU” means a restricted stock unit credited to a Holder’s ledger account maintained by the Company pursuant to Article VIII.
     2.40 “RSU Award” means an Award granted pursuant to Article VIII.
     2.41 “SAR” means a stock appreciation right granted under the Plan pursuant to Article VI.
     2.42 “Section 409A” means section 409A of the Code and Department of Treasury rules and regulations issued under such section.
     2.43 “Stock” means the common stock of the Company, $0.01 par value per share (or such other par value as may be designated by act of the Company’s stockholders).
     2.44 “Subsidiary Corporation” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the action or transaction, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.
     2.45 “Substantial Risk of Forfeiture” shall have the meaning ascribed to that term in Section 409A.
     2.46 “Tandem SAR” means a SAR that is granted in connection with a related Option pursuant to Article VI, the exercise of which shall require forfeiture of the right to purchase a share of the Stock under the related Option (and when a share of the Stock is purchased under the Option, the Tandem SAR shall similarly be canceled).
     2.47 “Ten Percent Stockholder” means an individual who, at the time the Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock or series of the Company or of any Parent Corporation or Subsidiary Corporation. An individual shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants; and stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust, shall be considered as being owned proportionately by or for its stockholders, partners or beneficiaries.
     2.48 “Termination of Employment” means, in the case of an Award other than an ISO, the termination of the Award recipient’s employment relationship with the Company and all Affiliates. “Termination of Employment” means, in the case of an ISO, the termination of the Employee’s employment relationship with all of the Company, any Parent Corporation, any Subsidiary Corporation and any parent or subsidiary corporation (within the meaning of section 422(a)(2) of the Code) of any such corporation that issues or assumes an ISO in a transaction to which section 424(a) of the Code applies.
ARTICLE III
ELIGIBILITY AND PARTICIPATION
     3.1 Eligibility. Except as otherwise specified in this Section 3.1, the persons who are eligible to receive Awards under the Plan, are Employees, Directors and Consultants, who, in the judgement of the Committee, may make key contributions to the profitability and growth of the Company. Only those persons who are, on the dates of grant, key employees of the Company or any Parent Corporation or Subsidiary Corporation are eligible for grants of ISOs under the Plan.
     3.2 Participation. Subject to the terms and provisions of the Plan, the Committee may, from time to time, select the eligible persons to whom Awards shall be granted and shall determine the nature and amount of each Award.

ARTICLE IV
GENERAL PROVISIONS RELATING TO AWARDS
     4.1 Authority to Grant Awards. The Committee may grant Awards to those eligible Employees and other eligible persons as the Committee shall from time to time determine, under the terms and conditions of the Plan. Subject only to any applicable limitations set out in the Plan, the number of shares of Stock or other value to be covered by any Award to be granted under the Plan shall be as determined by the Committee in its sole discretion. On an annual basis, the Committee also may delegate to the Chief Executive Officer of the Company the ability to grant Awards (other than Awards pursuant to Article IX) to eligible persons who are not officers or directors of the Company or any Affiliate and subject to the provisions of the Securities Exchange Act of 1934, as amended..
     4.2 Dedicated Shares; Maximum Awards.
     (a) The aggregate number of shares of Stock with respect to which Awards may be granted under the Plan is 1,700,000.
     (b) The aggregate number of shares of Stock with respect to which Full Value Awards (awards of Stock under the Plan which are not Options or SARs) may be granted under the Plan is 500,000.
     (c) The aggregate number of shares of Stock with respect to which ISOs may be granted under the Plan is 1,700,000.
     (d) The maximum number of shares of Stock with respect to which Options and SARs may be granted to an Employee, Director, or Consultant during a Fiscal Year is 1,000,000. The maximum number of shares of Stock with respect to which Full Value Awards (including Performance Awards payable in shares of Stock) may be granted to an Employee, Director or Consultant during a Fiscal Year is 1,000,000. The maximum value of cash with respect to which Performance Awards or other Cash Based Awards payable in cash may be granted to an Employee, Director or Consultant during a Fiscal Year, determined as of the dates of grants of the Awards, is $5,000,000.
     (e) Each of the foregoing numerical limits stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.7.
     4.3 Shares That Count Against Limit.
     (a) If shares of Stock are withheld from payment of an Award to satisfy tax obligations with respect to the Award, such shares of Stock will count against the aggregate number of shares of Stock with respect to which Awards may be granted under the Plan.
     (b) If shares of Stock are tendered in payment of an Option Price of an Option, such shares of Stock will not be added to the aggregate number of shares of Stock with respect to which Awards may be granted under the Plan.

     (c) To the extent that any outstanding Award is forfeited or cancelled for any reason or is settled in cash in lieu of shares of Stock, the shares of Stock allocable to such portion of the Award may again be subject to an Award granted under the Plan.
     (d) When a SAR is settled in shares of Stock, the number of shares of Stock subject to the SAR under the SAR Award Agreement will be counted against the aggregate number of shares of Stock with respect to which Awards may be granted under the Plan as one share for every share subject to the SAR, regardless of the number of shares used to settle the SAR upon exercise.
     4.4 Non-Transferability. Except as provided in Section 4.5, no Option, SAR, grant of Restricted Stock or other Award under the Plan shall be transferable other than by will or the laws of descent and distribution. Any Option or SAR shall be exercisable (i) during the lifetime of an Optionee or SAR Holder, only by the Optionee or SAR Holder or, to the extent permitted by the Code, by an appointed guardian or legal representative of the Optionee or SAR Holder, and (ii) after death of the Optionee or SAR Holder, only by the Optionee’s or SAR Holder’s legal representative or by the person who acquired the right to exercise such Option or SAR by bequest or inheritance or by reason of the death of the Optionee or SAR Holder.
     4.5 Transfer of Options and SARs. The Committee may, in its discretion, authorize, in the Award Agreement for an Option or SAR granted under the Plan, that the original recipient of such Award may transfer all or a portion of such Option or SAR to an immediate family member of such recipient who acquires the Option or SAR from the original recipient through a gift or a qualified domestic relations court order. For purposes of this Section 4.5, “family member” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, trusts for the exclusive benefit of these persons and any other entity owned solely by these persons, provided that the Award Agreement for such Option or SAR expressly provides that subsequent transfers of such Option or SAR by the family member shall be prohibited except in accordance with Section 4.4. Following transfer, any such Option or SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, including all vesting and forfeiture provisions including those arising as a result of a Termination of Employment, as applicable, which shall continue to be applied with respect to the original recipient of the Option or SAR, following which the Option or SAR shall be exercisable by the family member only to the extent and for the periods specified in the Award Agreement for such Award.
     4.6 Requirements of Law. The Company shall not be required to sell or issue any shares of Stock under any Award if issuing those shares of Stock would constitute or result in a violation by the Holder or the Company of any provision of any law, statute or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option or pursuant to any other Award, the Company shall not be required to issue any shares of Stock unless the Committee has received evidence satisfactory to it to the effect that the Holder will not transfer the shares of Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive.

The Company may, but shall in no event be obligated to, register any shares of Stock covered by the Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the shares of Stock issuable on exercise of an Option or pursuant to any other Award are not registered, the Company may imprint on the certificate evidencing the shares of Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law, or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause or enable the exercise of an Option or any other Award, or the issuance of shares of Stock pursuant thereto, to comply with any law or regulation of any governmental authority.
     4.7 Changes in the Company’s Capital Structure.
     (a) The existence of outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference shares ahead of or affecting the Stock or Stock rights, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.
     (b) If the Company shall effect a subdivision or consolidation of Stock or other capital readjustment, the payment of a Stock dividend, or other increase or reduction of the number of shares of Stock outstanding, without receiving compensation therefore in money, services or property, then (1) the number and per share price of Stock subject to outstanding Options or other Awards under the Plan shall be appropriately adjusted (subject to the restriction in Section 4.12 prohibiting repricing) in such a manner as to entitle a Holder to receive upon exercise of an Option or other Award, for the same aggregate cash consideration, the equivalent total number of Stock the Holder would have received had the Holder exercised his or her Option or other Award in full immediately prior to the event requiring the adjustment, and (2) the number of Stock then reserved to be issued under the Plan shall be adjusted by substituting for the total number of Stock then reserved that number of Stock that would have been received by the owner of an equal number of outstanding             shares of Stock as the result of the event requiring the adjustment.
     (c) If while unexercised Options or other Awards remain outstanding under the Plan (1) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than an entity that was wholly-owned by the Company immediately prior to such merger, consolidation or other reorganization), (2) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than an entity wholly-owned by the Company), (3) the Company is to be dissolved or (4) the Company is a party to any other corporate transaction (as defined under section 424(a) of the Code and applicable Department of Treasury regulations) that is not described in clauses (1), (2) or (3) of this sentence (each such event is referred to herein as a “Corporate Change”), then, except as otherwise provided in an Award Agreement or another agreement between the Holder and the Company (provided that such exceptions shall not apply in the case of a reincorporation merger), or as a result of the Committee’s effectuation of one or more of the alternatives described below, there shall be no acceleration of the time at which any Award then outstanding may be exercised, and no later than ten days after the approval by the stockholders of the Company of such Corporate Change, the Committee, acting in its sole and absolute discretion without the consent or approval of any Holder, shall act to effect one or more of the following alternatives, which may vary among individual Holders and which may vary among Awards held by any individual Holder (provided that, with respect to a reincorporation merger in which Holders of the Company’s ordinary shares will receive one ordinary share of the successor corporation for each ordinary share of the Company, none of such alternatives shall apply and, without Committee action, each Award shall automatically convert into a similar award of the successor corporation exercisable for the same number of ordinary shares of the successor as the Award was exercisable for ordinary             shares of Stock of the Company):
     (1) accelerate the time at which some or all of the Awards then outstanding may be exercised so that such Awards may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all such Awards that remain unexercised and all rights of Holders under such Awards shall terminate;
     (2) require the mandatory surrender to the Company by all or selected Holders of some or all of the then outstanding Awards held by such Holders (irrespective of whether such Awards are then exercisable under the provisions of the Plan or the applicable Award Agreement evidencing such Award) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Award and the Company shall pay to each such Holder an amount of cash per share equal to the excess, if any, of the per share price offered to stockholders of the Company in connection with such Corporate Change over the exercise prices under such Award for such shares;
     (3) with respect to all or selected Holders, have some or all of their then outstanding Awards (whether vested or unvested) assumed or have a new award of a similar nature substituted for some or all of their then outstanding Awards under the Plan (whether vested or unvested) by an entity which is a party to the transaction resulting in such Corporate Change and which is then employing such Holder or which is affiliated or associated with such Holder in the same or a substantially similar manner as the Company prior to the Corporate Change, or a parent or subsidiary of such entity, provided that (A) such assumption or substitution is on a basis where the excess of the aggregate fair market value of the Stock subject to the Award immediately after the assumption or substitution over the aggregate exercise price of such Stock is equal to the excess of the aggregate fair market value of all Stock subject to the Award immediately before such assumption or substitution over the aggregate exercise price of such Stock, and (B) the assumed rights under such existing Award or the substituted rights under such new Award, as the case may be, will have the same terms and conditions as the rights under the existing Award assumed or substituted for, as the case may be;
     (4) provide that the number of Stock covered by an Award (whether vested or unvested) theretofore granted shall be adjusted so that such Award when exercised shall thereafter cover the number of Stock or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement or plan relating to such Corporate Change if, immediately prior to such Corporate Change, the Holder had been the holder of record of the number of shares of Stock then covered by such Award; or
     (5) make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole and absolute discretion that no such adjustment is necessary).
     In effecting one or more of the alternatives set out in paragraphs (3), (4) or (5) immediately above, and except as otherwise may be provided in an Award Agreement, the Committee, in its sole and absolute discretion and without the consent or approval of any Holder, may accelerate the time at which some or all Awards then outstanding may be exercised.
     (d) In the event of changes in the outstanding Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 4.7, any outstanding Award and any Award Agreement evidencing such Award shall be subject to adjustment by the Committee in its sole and absolute discretion as to the number and price of Stock or other consideration subject to such Award. In the event of any such change in the outstanding Stock, the aggregate number of shares of Stock available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.
     (e) After a merger of one or more corporations into the Company or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each Holder shall be entitled to have his Restricted Stock appropriately adjusted based on the manner in which the shares of Stock were adjusted under the terms of the agreement of merger or consolidation.
     (f) The issuance by the Company of stock of any class or series, or securities convertible into, or exchangeable for, stock of any class or series, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion or exchange of stock or obligations of the Company convertible into, or exchangeable for, stock or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class or series, or price of shares of Stock then subject to outstanding Options or other Awards.
     4.8 Election Under Section 83(b) of the Code. No Holder shall exercise the election permitted under section 83(b) of the Code with respect to any Award without the prior written approval of the Chief Financial Officer of the Company. Any Holder who makes an election under section 83(b) of the Code with respect to any Award without the prior written approval of the Chief Financial Officer of the Company may, in the discretion of the Committee, forfeit any or all Awards granted to him or her under the Plan.
     4.9 Forfeiture for Cause. Notwithstanding any other provision of the Plan or an Award Agreement, if the Committee finds by a majority vote that a Holder, before or after his Termination of Employment or severance of affiliation relationship with the Company and all Affiliates, (a) committed fraud, embezzlement, theft, felony or an act of dishonesty in the course of his employment by or affiliation with the Company or an Affiliate which conduct damaged the Company or an Affiliate, (b) disclosed trade secrets of the Company or an Affiliate or (c) violated the terms of any non-competition, non-disclosure or similar agreement with respect to the Company or any Affiliate to which the Holder is a party, then as of the date the Committee makes its finding some or all Awards awarded to the Holder (including vested Awards that have been exercised, vested Awards that have not been exercised and Awards that have not yet vested), as determined by the Committee in its sole discretion, and all net proceeds realized with respect to any such Awards, will be forfeited to the Company on such terms as determined by the Committee. The findings and decision of the Committee with respect to such matter, including those regarding the acts of the Holder and the damage done to the Company, will be final for all purposes. No decision of the Committee, however, will affect the finality of the discharge of the individual by the Company or an Affiliate or severance of the individual’s affiliation with the Company and all Affiliates.
     4.10 Forfeiture Events. The Committee may specify in an Award Agreement that the Holder’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, Termination of Employment for cause, termination of the Holder’s provision of services to the Company or its Affiliates, violation of material policies of the Company and its Affiliates, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Holder, or other conduct by the Holder that is detrimental to the business or reputation of the Company and its Affiliates.
     4.11 Award Agreements. Each Award shall be embodied in a written or electronic Award Agreement that shall be subject to the terms and conditions of the Plan. The Award Agreement shall be signed or issued by an executive officer of the Company, other than the Holder, on behalf of the Company, and may be signed by the Holder to the extent required by the Committee. The Award Agreement may specify the effect of a change in control of the Company on the Award. The Award Agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms and provisions of the Plan.

     4.12 Amendments of Award Agreements. The terms of any outstanding Award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate and that is consistent with the terms of the Plan or that is necessary to implement the requirements of the Plan. However, no such amendment shall adversely affect in a material manner any right of a Holder without his or her written consent. Except as specified in Section 4.7(b), the Committee may not directly or indirectly lower the exercise price of a previously granted Option or the grant price of a previously granted SAR.
     4.13 Rights as Stockholder. A Holder shall not have any rights as a stockholder with respect to Stock covered by an Option, a SAR, an RSU or a Performance Unit Award payable in Stock until the date, if any, such Stock is issued by the Company; and, except as otherwise provided in Section 4.7, no adjustment for dividends, or otherwise, shall be made if the record date therefore is prior to the date of issuance of such Stock.
     4.14 Issuance of Shares of Stock. Shares of Stock, when issued, may be represented by a certificate or by book or electronic entry.
     4.15 Restrictions on Stock Received. The Committee may impose such conditions and/or restrictions on any shares of Stock issued pursuant to an Award as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Holder hold the shares of Stock for a specified period of time.
     4.16 Compliance With Section 409A. Awards shall be designed, granted and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A. The Plan and each Award Agreement under the Plan that is intended to comply the requirements of Section 409A shall be construed and interpreted in accordance with such intent. If the Committee determines that an Award, Award Agreement, payment, distribution, deferral election, transaction, or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Holder to become subject to additional taxes under Section 409A, then unless the Committee specifically provides otherwise, such Award, Award Agreement, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan and/or Award Agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Holder. The exercisability of an Option or a SAR shall not be extended to the extent that such extension would subject the Holder to additional taxes under Section 409A.
     4.17 Source of Shares Deliverable Under Awards. Any shares of Stock delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares of Stock or of treasury shares of Stock.
     4.18 Date of Grant. The date on which an Option or SAR is granted shall be the date the Company completes the corporate action constituting an offer of stock for sale to a Holder under the terms and conditions of the Option or SAR; provided that such corporate action shall not be considered complete until the date on which the maximum number of shares that can be purchased under the Option and the minimum Option price are fixed or determinable. If the corporate action contemplates an immediate offer of Stock for sale to a class of individuals, then the date of the granting of an Option is the time or date of that corporate action, if the offer is to be made immediately. If the corporate action contemplates a particular date on which the offer is to be made, then the date of grant is the contemplated date of the offer.
ARTICLE V
OPTIONS
     5.1 Authority to Grant Options. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Options under the Plan to eligible persons in such number and upon such terms as the Committee shall determine; provided that ISOs may be granted only to eligible Employees of the Company or of any Parent Corporation or Subsidiary Corporation (as permitted by section 422 of the Code and the regulations thereunder).
     5.2 Type of Options Available. Options granted under the Plan may be NSOs or ISOs.
     5.3 Option Agreement. Each Option grant under the Plan shall be evidenced by an Award Agreement that shall specify (a) whether the Option is intended to be an ISO or an NSO, (b) the Option Price, (c) the duration of the Option, (d) the number of shares of Stock to which the Option pertains, (e) the exercise restrictions applicable to the Option and (f) such other provisions as the Committee shall determine that are not inconsistent with the terms and provisions of the Plan. Notwithstanding the designation of an Option as an ISO in the applicable Award Agreement for such Option, to the extent the limitations of Section 5.10 of the Plan are exceeded with respect to the Option, the portion of the Option in excess of the limitation shall be treated as a NSO. An Option granted under the Plan may not be granted with any Dividend Equivalents rights.
     5.4 Option Price. The price at which shares of Stock may be purchased under an Option (the “Option Price”) shall not be less than 100 percent (100%) of the Fair Market Value of the shares of Stock on the date the Option is granted. However, in the case of a Ten Percent Stockholder, the Option Price for an ISO shall not be less than 110 percent (110%) of the Fair Market Value of the shares of Stock on the date the ISO is granted. Subject to the limitations set forth in the preceding sentences of this Section 5.4, the Committee shall determine the Option Price for each grant of an Option under the Plan.
     5.5 Duration of Option. An Option shall not be exercisable after the earlier of (a) the general term of the Option specified in the applicable Award Agreement (which shall not exceed five years) or (b) the period of time specified in the applicable Award Agreement that follows the Holder’s Termination of Employment or severance of affiliation relationship with the Company. Unless the applicable Award Agreement specifies a shorter term, in the case of an ISO granted to a Ten Percent Stockholder, the Option shall expire on the fifth anniversary of the date the Option is granted.

     5.6 Amount Exercisable. Each Option may be exercised at the time, in the manner and subject to the conditions the Committee specifies in the Award Agreement in its sole discretion.
     5.7 Payment For Shares. The Option Price of an Option shall be paid to the Company in full at the time of exercise. Unless otherwise required by the Committee at the time an Option is granted and except as provided below, the Optionee may elect to make payment (a) in cash, (b) in shares of Stock having a Fair Market Value on the date of exercise equal to the aggregate Option Price under the Option if approved in advance by the Committee or an executive officer of the Company and satisfying such other requirements as may be imposed by the Committee, (c) partly in accordance with each of clauses (a) and (b), (d) as authorized by the Committee, through the withholding of shares of Stock (which would otherwise be delivered to the Optionee) with an aggregate Fair Market Value on the exercise date equal to the aggregate exercise price of the Option or (e) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate exercise price of the Option. If shares of Stock are used for payment by the Optionee, the aggregate Fair Market Value of the shares of Stock tendered must be equal to or less than the aggregate Option Price of the shares of Stock being purchased upon exercise of the Option, and any difference must be paid by cash, certified check, or bank draft payable to the order of the Company. Notwithstanding any other provision of this Section, the Committee may limit the extent to which shares of Stock may be used to pay the Option Price and/or any withholding taxes payable in connection with an exercise of an Option. An Option may not be exercised for a fraction of a share of Stock. No Optionee shall have any rights to dividends or other rights of a stockholder with respect to shares of Stock subject to an Option until the Optionee has given written notice of exercise of the Option, paid in full for such shares of Stock and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.
     5.8 Transferability—Incentive Stock Options. Notwithstanding anything in the Plan or an Award Agreement to the contrary, no ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and all ISOs granted to an Employee under this Article V shall be exercisable during his or her lifetime only by such Employee.
     5.9 Notification of Disqualifying Disposition. If any Optionee shall make any disposition of shares of Stock issued pursuant to the exercise of an ISO under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), such Optionee shall notify the Company of such disposition within ten (10) days thereof.
     5.10 No Rights as Stockholder. An Optionee shall not have any rights as a stockholder with respect to Stock covered by an Option until the date a stock certificate for such Stock is issued by the Company; and, except as otherwise provided in Section 4.7, no adjustment for dividends, or otherwise, shall be made if the record date therefore is prior to the date of issuance of such certificate.
     5.11 $100,000 Limitation on ISOs. To the extent that the aggregate Fair Market Value of Stock with respect to which ISOs first become exercisable by a Holder in any calendar year exceeds $100,000, taking into account both shares of Stock subject to ISOs under the Plan and Stock subject to ISOs under all other plans of the Company, such Options shall be treated as NSOs. For this purpose, the “Fair Market Value” of the Stock subject to Options shall be determined as of the date the Options were awarded. In reducing the number of Options treated as ISOs to meet the $100,000 limit, the most recently granted Options shall be reduced first. To the extent a reduction of simultaneously granted Options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which shares of Stock are to be treated as shares acquired pursuant to the exercise of an ISO.
ARTICLE VI
STOCK APPRECIATION RIGHTS
     6.1 Authority to Grant SAR Awards. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant SARs under the Plan to eligible persons in such number and upon such terms as the Committee shall determine. Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Holder and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.
     6.2 Type of Stock Appreciation Rights Available. SARs granted under the Plan may be Freestanding SARs, Tandem SARs or any combination of these forms of SARs.
     6.3 General Terms. Subject to the terms and conditions of the Plan, a SAR granted under the Plan shall confer on the recipient a right to receive, upon exercise thereof, an amount equal to the excess of (a) the Fair Market Value of one share of the Stock on the date of exercise over (b) the grant price of the SAR, which shall not be less than one hundred percent (100%) of the Fair Market Value of one share of the Stock on the date of grant of the SAR. The grant price of a Freestanding SAR shall not be less than the Fair Market Value of a share of the Stock on the date of grant of the SAR. The grant price of a Tandem SAR shall equal the Option Price of the Option which is related to the Tandem SAR. A SAR granted under the Plan may not be granted with any Dividend Equivalents rights.
     6.4 SAR Agreement. Each Award of SARs granted under the Plan shall be evidenced by an Award Agreement that shall specify (a) whether the SAR is intended to be a Freestanding SAR or a Tandem SAR, (b) the grant price of the SAR, (c) the term of the SAR, (d) the vesting and termination provisions of the SAR and (e) such other provisions as the Committee shall determine that are not inconsistent with the terms and provisions of the Plan. The Committee may impose such additional conditions or restrictions on the exercise of any SAR as it may deem appropriate.
     6.5 Term of SAR. The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided that no SAR shall be exercisable on or after the fifth anniversary date of its grant.
     6.6 Exercise of Freestanding SARs. Subject to the terms and provisions of the Plan and the applicable Award Agreement, Freestanding SARs may be exercised in whole or in part from time to time by the delivery of written notice in the manner designated by the Committee stating (a) that the Holder wishes to exercise such SAR on the date such notice is so delivered, (b) the number of shares of Stock with respect to which the SAR is to be exercised and (c) the address to which the payment due under such SAR should be delivered. In accordance with applicable law, a Freestanding SAR may be exercised upon whatever additional terms and conditions the Committee, in its sole discretion, imposes.
     6.7 Exercise of Tandem SARs. Subject to the terms and provisions of the Plan and the applicable Award Agreement, Tandem SARs may be exercised for all or part of the shares of Stock subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option and by the delivery of written notice in the manner designated by the Committee stating (a) that the Holder wishes to exercise such SAR on the date such notice is so delivered, (b) the number of shares of Stock with respect to which the SAR is to be exercised and (c) the address to which the payment due under such SAR should be delivered. A Tandem SAR may be exercised only with respect to the shares of Stock for which its related Option is then exercisable. In accordance with applicable law, a Tandem SAR may be exercised upon whatever additional terms and conditions the Committee, in its sole discretion, imposes.
     6.8 Payment of SAR Amount. Upon the exercise of a SAR, a Holder shall be entitled to receive payment from the Company in an amount determined by multiplying the excess of the Fair Market Value of a share of Stock on the date of exercise over the grant price of the SAR by the number of shares of Stock with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Stock of equivalent value, in some combination thereof or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.
     6.9 Termination of Employment or Affiliation. Each Award Agreement shall set forth the extent to which the Holder of a SAR shall have the right to exercise the SAR following the Holder’s Termination of Employment or severance of affiliation relationship with the Company. Such provisions shall be determined in the sole discretion of the Committee, may be included in the Award Agreement entered into with the Holder, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination or severance.
ARTICLE VII
RESTRICTED STOCK AWARDS
     7.1 Restricted Stock Awards. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may make Awards of Restricted Stock under the Plan to eligible persons in such number and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any Restricted Stock Award shall be determined by the Committee in its sole discretion. If the Committee imposes vesting or transferability restrictions on a Holder’s rights with respect to Restricted Stock, the Committee may issue such instructions to the Company’s share transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certificate for shares of Stock issued pursuant to a Restricted Stock Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law.
     7.2 Restricted Stock Award Agreement. Each Restricted Stock Award shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.
     7.3 Holder’s Rights as Stockholder. Subject to the terms and conditions of the Plan, each recipient of a Restricted Stock Award shall have all the rights of a stockholder with respect to the shares of Restricted Stock included in the Restricted Stock Award during the Period of Restriction established for the Restricted Stock Award. Dividends paid with respect to Restricted Stock in cash or property other than shares of Stock or rights to acquire shares of Stock shall be paid to the recipient of the Restricted Stock Award currently. Dividends paid in shares of Stock or rights to acquire shares of Stock shall be added to and become a part of the Restricted Stock. During the Period of Restriction, certificates representing the Restricted Stock shall be registered in the Holder’s name and bear a restrictive legend to the effect that ownership of such Restricted Stock, and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms, and conditions provided in the Plan and the applicable Award Agreement. Such certificates shall be deposited by the recipient with the Secretary of the Company or such other officer of the Company as may be designated by the Committee, together with all stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock which shall be forfeited in accordance with the Plan and the applicable Award Agreement.
ARTICLE VIII
RESTRICTED STOCK UNIT AWARDS
     8.1 Authority to Grant RSU Awards. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant RSU Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any RSU Award shall be determined by the Committee in its sole discretion. The Committee shall maintain a bookkeeping ledger account which reflects the number of RSUs credited under the Plan for the benefit of a Holder.
     8.2 RSU Award. An RSU Award shall be similar in nature to a Restricted Stock Award except that no shares of Stock are actually transferred to the Holder until a later date specified in the applicable Award Agreement. Each RSU shall have a value equal to the Fair Market Value of a share of Stock.
     8.3 RSU Award Agreement. Each RSU Award shall be evidenced by an Award Agreement that contains any Substantial Risk of Forfeiture, transferability restrictions, form and time of payment provisions and other provisions not inconsistent with the Plan as the Committee may specify.

     8.4 Dividend Equivalents. An Award Agreement for an RSU Award may specify that the Holder shall be entitled to the payment of Dividend Equivalents under the Award.
     8.5 Form of Payment Under RSU Award. Payment under an RSU Award shall be made in either cash or shares of Stock as specified in the applicable Award Agreement.
     8.6 Time of Payment Under RSU Award. A Holder’s payment under an RSU Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (a) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the calendar year in which the RSU Award payment is no longer subject to a Substantial Risk of Forfeiture or (b) at a time that is permissible under Section 409A.
ARTICLE IX
PERFORMANCE AWARDS
     9.1 Authority to Grant Performance Awards. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Performance Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. Such Awards may be in the form of performance stock (which is similar to restricted stock issued under Article VII except vesting shall be based on the accomplishment of a Performance Goal) (“Performance Stock Award”), performance units (which is similar to restricted stock units issued under Article VIII except vesting shall be based on the accomplishment of a Performance Goal) (“Performance Unit Award”) and such other form of award established by the Committee with vesting based on the accomplishment of a Performance Goal. The amount of, the vesting and the transferability restrictions applicable to any Performance Award shall be based upon the attainment of such Performance Goals as the Committee may determine; provided, however, that the performance period for any Performance Award shall not be less than one year. If the Committee imposes vesting or transferability restrictions on a Holder’s rights with respect to Performance Stock Awards, the Committee may issue such instructions to the Company’s share transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certificate for shares of Stock issued pursuant to a Performance Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law.
     9.2 Performance Goals. A Performance Goal must be objective such that a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the Holder, one or more business units of the Company, or the Company as a whole, with reference to one or more of the following: reserve additions, production and production growth, earnings per share, total shareholder return, cash return on capitalization, increased revenue, revenue ratios (per employee or per customer), net income, stock price, market share, return on equity, return on assets, return on capital, return on capital compared to cost of capital, return on capital employed, return on invested capital, shareholder value, net cash flow, operating income, earnings before interest and taxes, cash flow, cash flow from operations, and cost reductions. Goals may also be based on performance relative to a peer group of companies. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). Performance Goals may be determined by including or excluding, in the Committee’s discretion, items that are determined to be extraordinary, unusual in nature, infrequent in occurrence, related to the disposal or acquisition of all or a segment of a business, or related to a change in accounting principle, all as determined in accordance with standards established by the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 225-20, Income Statement, Extraordinary and Unusual Items, and FASB ASC 830-10, Foreign Currency Matters, Overall, other applicable accounting rules, or consistent with Company accounting policies and practices in effect on the date the Performance Goal is established. In interpreting Plan provisions applicable to Performance Goals and Performance Awards, it is intended that the Plan will conform with the standards of section 162(m) of the Code and Treasury Regulations § 1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Performance Awards made pursuant to the Plan shall be determined by the Committee.
     9.3 Time of Establishment of Performance Goals. A Performance Goal for a particular Performance Award must be established by the Committee prior to the earlier to occur of (a) 90 days after the commencement of the period of service to which the Performance Goal relates or (b) the lapse of 25 percent of the period of service, and in any event while the outcome is substantially uncertain.
     9.4 Written Agreement. Each Performance Award shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.
     9.5 Form of Payment Under Performance Unit Award. Payment under a Performance Unit Award shall be made in cash and/or shares of Stock as specified in the Holder’s Award Agreement.
     9.6 Time of Payment Under Performance Award. A Holder’s payment under a Performance Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (a) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the calendar year in which the Performance Award payment is no longer subject to a Substantial Risk of Forfeiture or (b) at a time that is permissible under Section 409A.
     9.7 Holder’s Rights as Stockholder With Respect to a Performance Award Paid in Shares of Stock. A Holder of a Performance Award that is payable in shares of Stock shall have no rights of a stockholder with respect to such shares of Stock payable under such

Performance Award until the underlying shares of Stock are earned under the terms of such Performance Award.
     9.8 Increases Prohibited. None of the Committee or the Board may increase the amount of compensation payable under a Performance Award. If the time at which a Performance Award will vest or be paid is accelerated for any reason, the number of shares of Stock subject to, or the amount payable under, the Performance Award shall be reduced pursuant to Department of Treasury Regulation § 1.162-27(e)(2)(iii) to reasonably reflect the time value of money.
     9.9 Stockholder Approval. No payments of Stock or cash will be made pursuant to this Article IX unless the stockholder approval requirements of Department of Treasury Regulation § 1.162-27(e)(4) are satisfied.
     9.10 Dividend Equivalents. An Award Agreement for a Performance Award may specify that the Holder shall be entitled to the payment of Dividend Equivalents under the Award, but such Dividend Equivalents shall not be paid currently on unearned Performance Awards. Instead, Dividend Equivalents on such unearned Performance Awards shall accrue and be paid only when and to the extent that the underlying shares of Stock are earned or paid.
ARTICLE X
OTHER STOCK-BASED AWARDS
     10.1 Authority to Grant Other Stock-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant other types of equity-based or equity-related Awards not otherwise described by the terms and provisions of the Plan (including the grant or offer for sale of unrestricted shares of Stock) under the Plan to eligible persons in such number and upon such terms as the Committee shall determine. Such Awards may involve the transfer of actual shares of Stock to Holders, or payment in cash or otherwise of amounts based on the value of shares of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
     10.2 Value of Other Stock-Based Award. Each Other Stock-Based Award shall be expressed in terms of shares of Stock or units based on shares of Stock, as determined by the Committee.
     10.3 Payment of Other Stock-Based Award. Payment, if any, with respect to an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or shares of Stock as the Committee determines.
     10.4 Termination of Employment or Affiliation. The Committee shall determine the extent to which a Holder’s rights with respect to Other Stock-Based Awards shall be affected by the Holder’s Termination of Employment or severance of affiliation relationship with the Company. Such provisions shall be determined in the sole discretion of the Committee and need not be uniform among all Other Stock-Based Awards issued pursuant to the Plan.

     10.5 Time of Payment of Other Stock-Based Award. A Holder’s payment under an Other Stock-Based Award shall be made at such time as is specified in the applicable Award Agreement. If a payment under the Award Agreement is subject to Section 409A, the Award Agreement shall specify that the payment will be made (a) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the calendar year in which the Other Stock-Based Award payment is no longer subject to a Substantial Risk of Forfeiture or (b) at a time that is Permissible under Section 409A.
ARTICLE XI
CASH-BASED AWARDS
     11.1 Authority to Grant Cash-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Cash-Based Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine.
     11.2 Value of Cash-Based Award. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee.
     11.3 Payment of Cash-Based Award. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award, in cash.
     11.4 Time of Payment of Cash-Based Award. Payment under a Cash-Based Award shall be made at such time as is specified in the applicable Award Agreement. If a payment under the Award Agreement is subject to Section 409A, the Award Agreement shall specify that the payment will be made (a) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the calendar year in which the Cash-Based Award payment is no longer subject to a Substantial Risk of Forfeiture or (b) at a time that is Permissible under Section 409A.
     11.5 Termination of Employment or Affiliation. The Committee shall determine the extent to which a Holder’s rights with respect to Cash-Based Awards shall be affected by the Holder’s Termination of Employment or severance of affiliation relationship with the Company. Such provisions shall be determined in the sole discretion of the Committee and need not be uniform among all Cash-Based Awards issued pursuant to the Plan.
ARTICLE XII
SUBSTITUTION AWARDS
     Awards may be granted under the Plan from time to time in substitution for stock options and other awards held by employees, directors and consultants of other entities who are about to become Employees or affiliated with the Company or any of its Affiliates, or whose employer or corporation with respect to which it provides services is about to become an Affiliate as the result of a merger or consolidation of the Company with another corporation, or the acquisition by the Company of substantially all the assets of another corporation, or the acquisition by the

Company of at least fifty percent (50%) of the issued and outstanding stock of another corporation as the result of which such other corporation will become a subsidiary of the Company. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the award in substitution for which they are granted.
ARTICLE XIII
ADMINISTRATION
     13.1 Awards. The Plan shall be administered by the Committee or, in the absence of the Committee or in the case of awards issued to Directors, the Plan shall be administered by the Board. The members of the Committee (that is not itself the Board) shall serve at the discretion of the Board. The Committee shall have full and exclusive power and authority to administer the Plan and to take all actions that the Plan expressly contemplates or are necessary or appropriate in connection with the administration of the Plan with respect to Awards granted under the Plan.
     13.2 Authority of the Committee. The Committee shall have full and exclusive power to interpret and apply the terms and provisions of the Plan and Awards made under the Plan, and to adopt such rules, regulations and guidelines for implementing the Plan as the Committee may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of the Plan. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. All questions of interpretation and application of the Plan, or as to Awards granted under the Plan, shall be subject to the determination, which shall be final and binding, of a majority of the whole Committee. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including but not limited to the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct. In carrying out its authority under the Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities to (a) determine the persons to whom and the time or times at which Awards will be made; (b) determine the number and exercise price of shares of Stock covered in each Award subject to the terms and provisions of the Plan (including, but not limited to, the provisions of Section 4.12 which prohibit repricing); (c) determine the terms, provisions and conditions of each Award, which need not be identical and need not match the default terms set forth in the Plan; (d) accelerate the time at which any outstanding Award will vest; (e) prescribe, amend and rescind rules and regulations relating to administration of the Plan; and (f) make all other determinations and take all other actions deemed necessary, appropriate or advisable for the proper administration of the Plan.
     The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award to a Holder in the manner and to the extent the Committee deems necessary or desirable to further the Plan’s objectives. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. As permitted by law and the terms and provisions of the Plan, the Committee may delegate its authority as identified in this Section 13.2. The Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Employee, and the Committee, the Company, and its officers and Board shall be entitled to rely upon the advice, opinions, or valuations of any such persons.
     13.3 Decisions Binding. All determinations and decisions made by the Committee or the Board, as the case may be, pursuant to the provisions of the Plan and all related orders and resolutions of the Committee or the Board, as the case may be, shall be final, conclusive and binding on all persons, including the Company, its stockholders, Holders and the estates and beneficiaries of Holders.
     13.4 No Liability. Under no circumstances shall the Company, the Board or the Committee incur liability for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan or the Company’s, the Committee’s or the Board’s roles in connection with the Plan.
ARTICLE XIV
AMENDMENT OR TERMINATION OF PLAN
     14.1 Amendment, Modification, Suspension, and Termination. Subject to Section 14.2, the Board may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company’s stockholders and except as provided in Section 4.7, the Committee shall not directly or indirectly lower the Option Price of a previously granted Option or the grant price of a previously granted SAR, cancel a previously granted Option or previously granted SAR for a payment of cash or other property if the aggregate fair market value of such Award is less than the aggregate Option Price of such Award in the case of an Option or the aggregate grant price of such Award in the case of a SAR, and no amendment of the Plan shall be made without stockholder approval if stockholder approval is required by applicable law or stock exchange rules.
     14.2 Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Holder holding such Award.
ARTICLE XV
MISCELLANEOUS
     15.1 Unfunded Plan/No Establishment of a Trust Fund. Holders shall have no right, title, or interest whatsoever in or to any investments that the Company or any of its

Affiliates may make to aid in meeting obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Holder, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as expressly set forth in the Plan. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Holder under the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.
     15.2 No Employment Obligation. No grant or Award to an Employee or Consultant under the Plan or any provisions thereof shall constitute any agreement for or guarantee of continued employment by the Company and no grant or Award to a Director shall constitute any agreement for or guarantee of continuing as a Director.
     15.3 Tax Withholding. The Company or any Affiliate shall have the right to deduct from other compensation payable to each Holder any sums required by foreign, federal, state or local tax law to be withheld with respect to the vesting or exercise of an Award or lapse of restrictions on an Award. In the alternative, the Company may require the Holder (or other person validly exercising the Award) to pay such sums for taxes directly to the Company or any Affiliate in cash or by check within one day after the date of vesting, exercise or lapse of restrictions. In the discretion of the Committee, and with the consent of the Holder, the Company may reduce the number of shares of Stock issued to the Holder upon such Holder’s exercise of an Option to satisfy the tax withholding obligations of the Company or an Affiliate; provided that the Fair Market Value of the shares of Stock held back shall not exceed the Company’s or the Affiliate’s Minimum Statutory Tax Withholding Obligation. The Committee may, in its discretion, permit a Holder to satisfy any Minimum Statutory Tax Withholding Obligation arising upon the vesting of an Award by delivering to the Holder a reduced number of shares of Stock in the manner specified herein. If permitted by the Committee and acceptable to the Holder, at the time of vesting of shares under the Award, the Company shall (a) calculate the amount of the Company’s or an Affiliate’s Minimum Statutory Tax Withholding Obligation on the assumption that all such shares of Stock vested under the Award are made available for delivery, (b) reduce the number of such shares of Stock made available for delivery so that the Fair Market Value of the shares of Stock withheld on the vesting date approximates the Company’s or an Affiliate’s Minimum Statutory Tax Withholding Obligation and (c) in lieu of the withheld shares of Stock, remit cash to the United States Treasury and/or other applicable governmental authorities, on behalf of the Holder, in the amount of the Minimum Statutory Tax Withholding Obligation. The Company shall withhold only whole shares of Stock to satisfy its Minimum Statutory Tax Withholding Obligation. Where the Fair Market Value of the withheld shares of Stock does not equal the amount of the Minimum Statutory Tax Withholding Obligation, the Company shall withhold shares of Stock with a Fair Market Value slightly less than the amount of the Minimum Statutory Tax Withholding Obligation and the Holder must satisfy the remaining minimum withholding obligation in some other manner permitted under this Section 15.3. The withheld shares of Stock not made available for delivery by the Company shall be retained as treasury shares or will be cancelled and the Holder’s right, title and interest in such shares of Stock shall terminate. The Company shall have no obligation upon vesting or exercise of any Award or lapse of restrictions on an Award until the Company or an Affiliate has received payment sufficient to cover the Minimum Statutory Tax Withholding Obligation with respect to that vesting, exercise or lapse of restrictions. Neither the Company nor any Affiliate shall be obligated to advise a Holder of the existence of the tax or the amount which it will be required to withhold.
     15.4 Indemnification of the Committee. The Company shall indemnify each past, present and future member of the Committee against, and each member of the Committee shall be entitled without further action on his or her part to indemnity from the Company for, all expenses (including attorney’s fees, the amount of judgements and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by such member in connection with or arising out of any action, suit or proceeding in which such member may be involved by reason of such member being or having been a member of the Committee, whether or not he or she continues to be a member of the Committee at the time of incurring the expenses, including, without limitation, matters as to which such member shall be finally adjudged in any action, suit or proceeding to have been negligent in the performance of such member’s duty as a member of the Committee. However, this indemnity shall not include any expenses incurred by any member of the Committee in respect of matters as to which such member shall be finally adjudged in any action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as a member of the Committee. In addition, no right of indemnification under the Plan shall be available to or enforceable by any member of the Committee unless, within 60 days after institution of any action, suit or proceeding, such member shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. This right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and shall be in addition to all other rights to which a member of the Committee may be entitled as a matter of law, contract or otherwise.
     15.5 Gender and Number. If the context requires, words of one gender when used in the Plan shall include the other and words used in the singular or plural shall include the other.
     15.6 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
     15.7 Headings. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms and provisions of the Plan.
     15.8 Other Compensation Plans. The adoption of the Plan shall not affect any other option, incentive or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of incentive compensation arrangements for Employees, Directors or Consultants.

     15.9 Retirement and Welfare Plans. Neither Awards made under the Plan nor shares of Stock or cash paid pursuant to such Awards, may be included as “compensation” for purposes of computing the benefits payable to any person under the Company’s or any Affiliate’s retirement plans or welfare plans unless such other plan expressly provides that such compensation shall be taken into account in computing participant’s benefit.
     15.10 Other Awards. The grant of an Award shall not confer upon the Holder the right to receive any future or other Awards under the Plan, whether or not Awards may be granted to similarly situated Holders, or the right to receive future Awards upon the same terms or conditions as previously granted.
     15.11 Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
     15.12 Law Limitations/Governmental Approvals. The granting of Awards and the issuance of shares of Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
     15.13 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for shares of Stock issued under the Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and (b) completion of any registration or other qualification of the Stock under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.
     15.14 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares of Stock as to which such requisite authority shall not have been obtained.
     15.15 Investment Representations. The Committee may require any person receiving Stock pursuant to an Award under the Plan to represent and warrant in writing that the person is acquiring the shares of Stock for investment and without any present intention to sell or distribute such Stock.
     15.16 Persons Residing Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company or any of its Affiliates operates or has Employees, the Committee, in its sole discretion, shall have the power and authority to (a) determine which Affiliates shall be covered by the Plan; (b) determine which persons employed outside the United States are eligible to participate in the Plan; (c) amend or vary the terms and provisions of the Plan and the terms and conditions of any Award granted to persons who reside outside the United States; (d) establish sub plans and modify exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable — any sub plans and modifications to Plan terms and procedures established under this Section 15.16 by the Committee shall be attached to the Plan document as Appendices; and (e) take any action, before or after an Award is made, that it deems advisable to obtain or comply with any necessary local government regulatory exemptions or approvals. Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Securities Exchange Act of 1934, as amended, the Code, any securities law or governing statute or any other applicable law.
     15.17 Arbitration of Disputes. Any controversy arising out of or relating to the Plan or an Award Agreement shall be resolved by arbitration conducted pursuant to the arbitration rules of the American Arbitration Association. The arbitration shall be final and binding on the parties.
     15.18 No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, additional Awards, or other property shall be issued or paid in lieu of fractional shares of Stock or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
     15.19 Governing Law. The provisions of the Plan and the rights of all persons claiming thereunder shall be construed, administered and governed under the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the sole and exclusive jurisdiction and venue of the federal or state courts of Texas, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

Harvest Natural Resources, Inc.
ANNUAL MEETING OF STOCKHOLDERS
Thursday, May 20, 2010
10:00 a.m.
at our offices
1177 Enclave Parkway
Houston, Texas 77077
Harvest Natural Resources, Inc.
1177 Enclave Parkway, Suite 300
Houston, Texas 77077
proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 20, 2010.
The shares of stock you hold in your account will be voted as you specify on the reverse side.
If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3.
By signing the proxy, you revoke all prior proxies and appoint Stephen C. Haynes and Keith L. Head, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.
See reverse for voting instructions.
COMPANY #
Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week
Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
INTERNET — www.eproxy.com/hnr
      Use the Internet to vote your proxy until 12:00 p.m. (CT) on May 19, 2010.
PHONE — 1-800-560-1965
      Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on May 19, 2010.
MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
If you vote by Internet or by Telephone, you do NOT need to mail back your Proxy Card
TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,
SIMPLY SIGN, DATE, AND RETUN THIS PROXY CARD.

Please detach here
The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1. Election of directors:	01 Stephen D. Chesebro’ 02 James A. Edmiston 03 Dr. Igor Effimoff 04 H. H. Hardee	05 Robert E. Irelan 06 Patrick M. Murray 07 J. Michael Stinson	☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the year ending December 31, 2010.	☐ For	☐ Against	☐ Abstain
3.	To approve the Harvest Natural Resources 2010 Long Term Incentive Plan.	☐ For	☐ Against	☐ Abstain
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.
Address Change? Mark Box ☐
Indicate changes below:
Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of corporation and name of authorized officer signing the proxy.